EXECUTION COPY


                               PURCHASE AGREEMENT


                                  BY AND AMONG


                         QUEST MIDSTREAM PARTNERS, L.P.


                            QUEST MIDSTREAM GP, LLC,


                           QUEST RESOURCE CORPORATION,


                      ALERIAN OPPORTUNITY PARTNERS IV, LP,


                         SWANK MLP CONVERGENCE FUND, LP,


                          SWANK INVESTMENT PARTNERS, LP


                     THE CUSHING MLP OPPORTUNITY FUND I, LP,


                       THE CUSHING GP STRATEGIES FUND, LP,


                     TORTOISE CAPITAL RESOURCES CORPORATION,


                       HUIZENGA OPPORTUNITY PARTNERS, LP,


                                       AND


                            HCM ENERGY HOLDINGS, LLC


                                December 22, 2006

                                TABLE OF CONTENTS


                                                                     Page


ARTICLE I. DEFINITIONS AND INTERPRETATIONS.............................2
      1.1.  Definitions.  .............................................2
      1.2.  Interpretations.  .........................................2

ARTICLE II. PURCHASE AND SALE OF COMMON UNITS AND MEMBER INTERESTS.....2
      2.1.  Purchase and Sale of Common Units.  .......................2
      2.2.  Purchase and Sale of Member Interests.  ...................2
      2.3.  Time and Place of Closing.  ...............................3
      2.4.  Deliveries at Closing.  ...................................3

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ISSUER..................5
      3.1.  Organization; Qualification.  .............................5
      3.2.  Authority; Enforceability  ................................6
      3.3.  No Violation; Consents and Approvals.......................6
      3.4.  Capitalization.............................................8
      3.5.  No Subsidiaries............................................8
      3.6.  GP Formation and Ownership.................................8
      3.7.  Ownership of GP Interest in Issuer.........................9
      3.8.  Incentive Distribution Rights..............................9
      3.9.  Class A Subordinated Units and Class B Subordinated Units..9
      3.10. Ownership of Bluestem......................................9
      3.11. Issuance of the Indicated Units and Indicated Member
            Interests..................................................9
      3.12. Financial Statements......................................10
      3.13. Accounting Firm...........................................11
      3.14. Absence of Certain Changes or Events......................11
      3.15. Compliance with Law.......................................11
      3.16. No Default................................................12
      3.17. Real Property; Rights of Way..............................12
      3.18. Personal Property.........................................13
      3.19. Insurance.................................................13
      3.20. Environmental Matters.....................................13
      3.21. Material Contracts........................................14
      3.22. Legal Proceedings.........................................15
      3.23. Permits...................................................15
      3.24. Taxes.....................................................15
      3.25. Employee Benefit Plans....................................15
      3.26. Affiliate Contracts; Sufficiency of Assets................16
      3.27. Restrictions on Distributions.............................17

      3.28. Private Placement.........................................17
      3.29. Registration Rights.......................................17
      3.30. Investment Company........................................17
      3.31. No Side Agreements........................................17
      3.32. Qualifying Income.........................................17
      3.33. Disclosure................................................18
      3.34. Brokers' Fee..............................................18
      3.35. Books and Records; Internal Controls......................18
      3.36. No Labor Dispute..........................................18
      3.37. Acquisition...............................................18
      3.38. Independent Petroleum Engineer............................18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER...................19
      4.1.  Organization..............................................19
      4.2.  Authority Relative to this Agreement......................19
      4.3.  Consents and Approvals; No Violation......................19
      4.4.  Acquisition for Investment; Due Diligence.................20
      4.5.  No Side Agreements........................................20
      4.6.  Brokers' Fee..............................................20

ARTICLE V. COVENANTS OF THE PARTIES...................................21
      5.1.  Expenses..................................................21
      5.2.  Partnership Matters.......................................21
      5.3.  GP Matters................................................22
      5.4.  Use of Proceeds from Sale of the Indicated Units..........23
      5.5.  Integration...............................................24
      5.6.  Further Assurances........................................24
      5.7.  Public Statements.........................................24
      5.8.  No Implied Representations................................24
      5.9.  Independent Nature of Buyer's Obligations and Rights......25
      5.10. Tax Shield................................................26
      5.11. Tax Opinion...............................................26
      5.12. CygNet Software License...................................26

ARTICLE VI. INDEMNIFICATION...........................................26
      6.1.  Survival..................................................26
      6.2.  Indemnification Obligations of QRC, Issuer and GP.........27
      6.3.  Indemnification Obligations of Buyer......................27
      6.4.  Indemnification Procedures and Limitations................27

ARTICLE VII. MISCELLANEOUS PROVISIONS.................................30
      7.1.  Amendment and Modification................................30
      7.2.  Waiver of Compliance; Consents............................30
      7.3.  Notices...................................................30

      7.4.  Assignment................................................30
      7.5.  Governing Law.............................................31
      7.6.  Facsimiles; Counterparts..................................31
      7.7.  Entire Agreement..........................................31
      7.8.  Severability..............................................31
      7.9.  Third Party Beneficiaries.................................31


Schedule 3.3 - Consents and Approvals
Schedule 3.9 - Class A and B Subordinated Units
Schedule 3.11(c) - Transfer Restrictions
Schedule 3.12(b) - Pro-Forma Balance Sheet
Schedule 3.14 - Absence of Changes
Schedule 3.15 - Compliance with Law
Schedule 3.16 - No Default
Schedule 3.19 - Insurance
Schedule 3.20(b) - Notification of Non-Compliance with Environmental Law
Schedule 3.20(d) - Releases
Schedule 3.21 - Material Contracts
Schedule 3.25 - Benefit Plans
Schedule 3.26 - Affiliate Contracts
Schedule 3.34 - Brokers' Fee


Exhibit A   -   Definitions; Interpretations
Exhibit B   -   Contribution Agreement
Exhibit C   -   Registration Rights Agreement
Exhibit D   -   Investors' Rights Agreement
Exhibit E   -   Opinion of Baker Botts LLP
Exhibit F   -   Opinion of Stinson Morrison Hecker LLP
Exhibit G   -   Opinion of Schreck Brignone
Exhibit H   -   Midstream Agreement
Exhibit I   -   Omnibus Agreement

                               PURCHASE AGREEMENT

      This PURCHASE AGREEMENT, dated as of December 22, 2006 (this "Agreement"), is made and entered into by and among Quest Midstream Partners, L.P., a Delaware limited partnership ("Issuer"), Quest Midstream GP, LLC, a Delaware limited liability company ("GP"), Quest Resource Corporation, a Nevada corporation ("QRC"), Alerian Opportunity Partners IV, LP, a Delaware limited partnership ("Alerian"), Swank MLP Convergence Fund, LP, a Texas limited partnership ("Swank MLP Fund"), Swank Investment Partners, LP, a Texas limited partnership ("SIP"), The Cushing MLP Opportunity Fund I, LP, a Delaware limited partnership ("Cushing MLP Fund"), The Cushing GP Strategies Fund, LP, ("Cushing GP Fund", together with Swank MLP Fund, SIP and Cushing MLP Fund, "Swank"), Tortoise Capital Resources Corporation, a Maryland corporation ("Tortoise"), Huizenga Opportunity Partners, LP, a Delaware limited partnership ("Huizenga") and HCM Energy
Holdings, LLC, an Illinois limited liability company ("HCM"). Alerian, Swank, Tortoise, Huizenga and HCM are sometimes referred to herein individually as a "Buyer" and collectively as the "Buyers."

      WHEREAS, on the terms and conditions contained in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated under the Securities Act, each Buyer desires to purchase from Issuer, and Issuer desires to issue and sell to such Buyer the number of the Issuer's Common Units specified for each Buyer in Section 2.1 of this Agreement; and Alerian and Swank each desire to purchase from GP, and GP desires to issue and sell to such Buyer, the number of the GP's Member Interests specified for such Buyer in Section 2.2 of this Agreement;

      WHEREAS, it is a condition to the obligations of the Buyers hereunder that the transactions (the "Acquisition") contemplated by that certain Contribution Agreement, dated as of the date hereof, by and among Issuer, Bluestem, QRC and the other parties thereto, which is attached hereto as Exhibit B (the "Contribution Agreement"), be consummated simultaneously with or prior to the transactions contemplated hereby;

      WHEREAS, Issuer desires to sell up to 4,864,866 Common Units and GP desires to sell 15% of the Member Interests in the GP and the Buyers desire to purchase such Common Units from Issuer and such Member Interests from GP in accordance with the provisions of this Agreement; and

      WHEREAS, Issuer has agreed to provide Buyers with certain registration rights with respect to the Common Units acquired pursuant to this Agreement;

      NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATIONS

     1.1. Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement have the meanings set forth in the Section 1.1 of Exhibit A.

     1.2. Interpretations. Unless expressly provided to the contrary in this Agreement, this Agreement shall be interpreted in accordance with the provisions set forth in Section 1.2 of Exhibit A.

                                  ARTICLE II.
                        PURCHASE AND SALE OF COMMON UNITS
                              AND MEMBER INTERESTS

     2.1. Purchase and Sale of Common Units. Upon the terms contained in this Agreement, each Buyer, severally and not jointly, hereby agrees to purchase from Issuer, and Issuer agrees to issue and sell to each Buyer, the number of Common Units set forth below opposite such Buyer's name (such number of Common Units to be purchased by each respective Buyer is referred to as the "Indicated Units"). Each Buyer will pay a purchase price of $18.50 per Common Unit for its Indicated Units resulting in an aggregate purchase price for each Buyer in the amount indicated below.

                              Number of Common              Aggregate
                              Units ("Indicated        Purchase Price For
           Buyer                   Units")                Common Units
------------------------      ------------------       -------------------
Alerian ................           1,891,892           $     35,000,002.00
Cushing MLP Fund .......           1,046,622           $     19,362,507.00
Swank MLP Fund .........             575,000           $     10,637,500.00
Tortoise ...............             945,946           $     17,500,001.00
Huizenga ...............             216,216           $      3,999,996.00
HCM.....................             189,190           $      3,500,015.00
                              --------------           -------------------
    TOTAL ..............           4,864,866           $     90,000,021.00
                              ==============           ===================

     2.2. Purchase and Sale of Member Interests. Upon the terms contained in this Agreement, Alerian and Swank agree to purchase from GP and GP agrees to issue and sell to each such Buyer, the number of Member Interests set forth below opposite such Buyer's name (such number of Member Interests to be purchased by each respective Buyer is referred to as the "Indicated Member Interests"). Alerian and Swank will pay a purchase price of $1.00 per Member Interest for its Indicated Member Interests, resulting in an aggregate purchase price for each of Alerian and Swank in the amount indicated below.

                                                        Aggregate
                            Number of Member          Purchase Price
                          Interests ("Indicated        For Member
          Buyer             Member Interests")          Interests
----------------------    ---------------------       --------------
Alerian ............       75                             $ 75
Swank MLP Fund .....       30                             $ 30
Cushing MLP Fund ...       30                             $ 30
Cushing GP Fund ....       10                             $ 10
SIP ................       5                              $  5
                          ---------------------       --------------
    TOTAL ..........       150                            $ 150
                          =====================       ==============

The sum of the aggregate purchase prices to be paid by each respective Buyer for Common Units (as reflected in Section 2.1) and Member Interests (as reflected in
Section 2.2) is referred to as the "Indicated Purchase Price."

     2.3. Time and Place of Closing. Completion of the transactions referred to in this Article II (the "Closing") will take place at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, Kansas City, Missouri on the date hereof. Such date is referred to as the "Closing Date."

     2.4. Deliveries at Closing. At the Closing, subject to the terms and conditions hereof, the following shall occur:

          (a) Each Buyer shall deliver, or cause to be delivered:

                  (i) the Indicated Purchase Price for the Indicated Units and the Indicated Member Interests (if any) to be purchased by such Buyer, such delivery to be made by wire transfer of immediately available funds to an account designated by GP;

                  (ii) the Registration Rights Agreement in the form of Exhibit C (the Registration Rights Agreement"), which shall have been duly executed by such Buyer;

                  (iii) the Partnership Agreement, which shall have been duly executed by such Buyer;

                  (iv)  the  Investors'  Rights  Agreement,   in  the  form  and
      substance   attached   hereto  as  Exhibit  D  (the   "Investors'   Rights
      Agreement"), which shall have been duly executed by such Buyer; and

                  (v) with respect to Alerian and Swank only, the GP Limited Liability Company Agreement, which shall have been duly executed by Alerian and Swank.

                (b) GP, Issuer and, where applicable, QRC shall deliver, or cause to be delivered, to each Buyer:

                  (i) the Indicated Units to be purchased by such Buyer by delivery of certificates evidencing such Indicated Units at the Closing meeting the requirements of the Partnership Agreement, all free and clear of any liens, encumbrances, security interests, equities, charges or claims of any other Person or other restrictions whatsoever (other than those arising under the Partnership Agreement or state or federal securities laws), and subject to the terms and conditions thereof;

                  (ii) certificates of the Secretary of State of the State of Delaware, each dated a recent date, that each of the Partnership Parties is in good standing;

                  (iii) an opinion addressed to such Buyer from Baker Botts LLP, dated as of the Closing, in the form and substance attached hereto as Exhibit E;

                  (iv) an opinion addressed to such Buyer from Stinson Morrison Hecker LLP, dated as of the Closing, in the form and substance attached hereto as Exhibit F;

                  (v) an opinion addressed to such Buyer from Schreck Brignone, dated as of the Closing, in the form and substance attached hereto as Exhibit G;

                  (vi) the Registration Rights Agreement, which shall have been duly executed by Issuer;

                  (vii) a certificate signed on behalf of each of QRC, GP and Issuer indicating that the transactions contemplated by the Acquisition have been consummated in accordance with the terms of the Contribution Agreement;

                  (viii) the Partnership Agreement, which shall have been duly executed by Issuer and GP;

                  (ix) the Investors' Rights Agreement, which shall have been duly executed by Issuer, GP and QRC;

                  (x) the GP Limited Liability Company Agreement, which shall have been duly authorized by QRC, Swank and Alerian.

                (c) The following shall be executed by the parties thereto:

                        (i) the Midstream Services and Gas Dedication Agreement, in the form and substance attached hereto as Exhibit H (the "Midstream Agreement"), which shall have been duly executed by Bluestem Pipeline, LLC ("Bluestem") and QRC; and

                        (ii) the Omnibus Agreement, in the form attached hereto as Exhibit I (the "Omnibus Agreement"), which shall have been duly executed by Issuer, GP, Bluestem and QRC;

                (d)   The parties  shall each  deliver  such other certificates,

      consents and documents required to be delivered by such party at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF ISSUER

      Except as set forth in the Disclosure Schedule, Issuer, GP and QRC, jointly and severally, hereby represent and warrant to each Buyer that, after giving effect to the Acquisition and the issuance and sale of the Indicated Units and the Indicated Member Interests, as of the Closing, as follows:

     3.1. Organization; Qualification. Issuer has not conducted any operations (excluding the operations of Bluestem since the date of the Acquisition) prior to the Closing Date, other than organizational activities and activities related to the transactions contemplated by the Transaction Documents (the "Transactions"). QRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate it properties and to carry on its business as is now being conducted. GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is contemplated subsequent to the Closing Date and to act as general partner of Issuer. Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease, and operate its properties and to carry on its business as is contemplated subsequent to the Closing Date. Bluestem is a wholly-owned Subsidiary of Issuer. Bluestem is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Issuer, GP and Bluestem are referred to collectively herein as the "Partnership Parties" and the Partnership Parties and QRC are referred to collectively herein as the "Quest Parties." Each of the Quest Parties is duly qualified, registered or licensed to do business as a corporation, foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing (i) in the case of the Partnership Parties, would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of the Partnership Parties, taken as a whole, except for any effect resulting from changes in general economic, political or business conditions which affect the Partnership Parties in a similar manner to their competitors (a "Material Adverse Effect") or subject the Partnership Parties or the holders of Common Units to any material liability or disability, and (ii) in the case of QRC, would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of QRC and its subsidiaries, taken as a whole, except for any effect resulting from changes in general economic, political or business conditions which affect QRC and its Subsidiaries in a similar manner to their competitors (a "QRC Material Adverse Effect").

     3.2. Authority; Enforceability. Each of the Quest Parties has the corporate, limited partnership or limited liability company, as the case may be, power and authority to execute and deliver the Transaction Documents to which it is a party, and to consummate the Transactions. The execution and delivery by each of the Quest Parties of the Transaction Documents to which it is a party, and the consummation by each such Quest Party of the Transactions have been duly and validly authorized by such Quest Party and no other limited partnership or limited liability company, as the case may be, proceedings on the part of such Quest Party is necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby or thereby. Each of the Transaction Documents to which each Quest Party is a party have been duly executed and delivered by such Quest Party and, each Transaction Document constitutes the valid and binding agreement of each Quest Party thereto, and is enforceable against each Quest Party thereto in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

     3.3. No Violation; Consents and Approvals.

          (a) The offering, issuance and sale by Issuer of the Indicated Units being delivered at the Closing Date, the offering, issuance and sale by GP of the Indicated Member Interests being delivered at the Closing Date, the execution, delivery and performance of the Transaction Documents by the Quest Parties that are party thereto and the consummation by the Quest Parties that are party thereto of the Transactions do not and will not: (i) result in any breach of any provision of the articles of incorporation, certificate of formation, partnership agreement or other organizational or charter documents of any of the Quest Parties; (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which a Quest Party is a party or by which any property or asset of the Quest Parties is bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect, as the case may be, except disclosed in Section 3.3 of the Disclosure Schedule; (iii) result in a violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Quest Parties is subject (including federal and state securities laws and regulations) or by which any property or asset of the Quest Parties is bound or affected, except to the extent that such violation would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect, as the case may be; or (iv) except as set forth in the Transaction Documents, result or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties, which liens would have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect, as the case may be.

          (b) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the offering, issuance and sale by the Issuer of the Indicated Units, the offering, issuance and sale by GP of the Indicated Member Interests being delivered at the Closing Date, or for the consummation by the Quest Parties of the transactions contemplated by the Transaction Documents, other than (i) any required filings or registrations required pursuant to state or federal securities laws, rules or regulations or pursuant to the rules of any stock exchange in connection with the performance of the terms of the Registration Rights Agreement, (ii) for such consents that have been obtained or made; (iii) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect, as the case may be; and (iv) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Transaction Documents and (C) are expected in the reasonable judgment of GP or the Issuer to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions.

     3.4. Capitalization.
          --------------

          (a) Immediately after the Closing, the only issued and outstanding limited partner interests of Issuer will consist of 4,864,866 Common Units representing an approximate 48.65% limited partner interest in Issuer, 35,134 Class A Subordinated Units representing an approximately 0.35% limited partner interest in Issuer, 4,900,000 Class B Subordinated Units representing a 49.00% limited partner interest in Issuer and the Incentive Distribution Rights. The only issued and outstanding general partner interests of the Issuer are the 200,000 General Partner Units representing a 2% general partner interest in Issuer. All outstanding Common Units, Class A Subordinated Units, Class B Subordinated Units and Incentive Distribution Rights and the partnership interests represented thereby, have been duly authorized and, when paid for, issued and delivered pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act).

          (b) Immediately after the Closing, the only issued and outstanding equity interests of GP will consist of 1,000 Membership Interests. All outstanding Membership Interests, have been duly authorized and, when paid for, issued and delivered pursuant to this Agreement, will be validly issued in accordance with the GP Limited Liability Company Agreement and are fully paid (to the extent required under the GP Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act).

     3.5. No Subsidiaries. Except for (i) GP's ownership of 200,000 General Partner Units representing a 2% general partner interest in Issuer and the Incentive Distribution Rights and (ii) Issuer's ownership of a 100% membership interest in Bluestem, neither GP nor Issuer own or hold any equity ownership interest in any other Person.

     3.6. GP Formation and Ownership. GP was formed on December 13, 2006 and has not engaged in any business activity other than organizational activities and activities related to the Transactions. Upon Closing, QRC will own 850 Member Interests representing an 85% ownership interest in GP, Alerian will own 75 Member Interests representing a 7.5% ownership interest in GP and Swank will own 75 Member Interests representing a 7.5% ownership interest in GP.

     3.7. Ownership of GP Interest in Issuer. GP is the sole general partner of Issuer and owns 200,000 General Partner Units representing a 2% general partner interest in Issuer; such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and GP owns such General Partner Units free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for the requirements of applicable securities laws on transferability and for the restrictions and requirements of the Transaction Documents).

     3.8. Incentive Distribution Rights. Upon Closing, GP will own all of the Incentive Distribution Rights. GP will own such Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for the requirements of applicable securities laws on transferability and for the restrictions and requirements of the Transaction Documents).

     3.9. Class A Subordinated Units and Class B Subordinated Units. Upon consummation of the Acquisition, QRC will own 35,134 Class A Subordinated Units representing a 0.35% limited partner interest in Issuer and 4,900,000 Class B Subordinated Units representing a 49.00% limited partner interest in Issuer. Except as set forth in Section 3.9 of the Disclosure Schedule, QRC will own such Class A Subordinated Units and Class B Subordinated Units free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for the requirements of applicable securities laws on transferability and for the restrictions and requirements of the Transaction Documents).

     3.10. Ownership of Bluestem. Upon the consummation of the Acquisition, Issuer will be the sole member of Bluestem with a 100% membership interest in Bluestem; such membership interest has been duly authorized and validly issued in accordance with the Bluestem Limited Liability Company Agreement and is fully paid (to the extent required under the Bluestem Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by
Section 18-607 and Section 18-804 of the Delaware LLC Act); and Issuer will own such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for the requirements of applicable securities laws on transferability and the restrictions and requirements of the Bluestem Limited Liability Company Agreement).

     3.11. Issuance of the Indicated Units and Indicated Member Interests.
           --------------------------------------------------------------

          (a) The Indicated Units, and the limited partner interests represented thereby are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act), free and clear of any liens (other than those arising under the Transaction Documents or those created by the Buyers).

          (b) The Indicated Member Interests, and the equity interest in the GP represented thereby are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act), free and clear of any liens (other than those arising under the Transaction Documents or those created by the Buyers).

          (c) Except as provided in the Transaction Documents and further except as provided in Section 3.11(c) of the Disclosure Schedule, there are no outstanding options, warrants, or securities, rights or obligations convertible into or exercisable or exchangeable for, or any right to subscribe for or acquire, any equity securities of any of the Partnership Parties, or contracts, commitments, understandings or arrangements by which the Partnership Parties are or may become bound to issue additional equity securities of any of the Partnership Parties, or securities or rights convertible or exchangeable into equity securities of any of the Partnership Parties nor is there any restriction upon the voting or transfer (except for the requirements of applicable securities laws) of any equity securities of any of the Partnership Parties. Except as provided in the Transaction Documents, there are no anti-dilution or price adjustment provisions contained in (i) the Indicated Units issued by Issuer (or in any agreement providing rights to holders of the Common Units) and (ii) the Indicated Member Interest issued by GP (or in any agreement providing rights to holders of Member Interests). The issuance and sale of the Indicated Units will not obligate Issuer to issue Common Units to any Person (other than the Buyers) and issuance and sale of the Purchased Indicated Member Interests will not obligate GP to issue Member Interests to any Person (other than the Buyers).

     3.12. Financial Statements.
           --------------------

          (a) Issuer has made available to Buyers the Financial Statements. The Financial Statements were prepared in accordance with GAAP, consistently applied (except as disclosed in the footnotes thereto), and fairly present, in all material respects, the financial position and results of operations of QRC as of the dates thereof and for the periods covered thereby, subject, however, with respect to any unaudited balance sheet or statements of income and cash flows, to the absence of footnotes and to normal, year-end adjustments.

          (b) Attached as Section 3.12(b) of the Disclosure Schedule is (i) a pro-forma balance sheet of Issuer as of October 31, 2006, prepared on a consolidated basis (the "Pro-Forma Balance Sheet"). The Pro-Forma Balance Sheet has been prepared in accordance with GAAP and fairly present, in all material respects, the financial position of Issuer as of October 31, 2006 as adjusted (and after giving effect to) the completion of the sale and issuance of the Common Units contemplated in this Agreement and the application of the proceeds of such sale by Issuer (including the retention of $15,000,000 of the proceeds pursuant to Section 5.4(a) hereof and transfer of proceeds to QRC and certain of its Affiliates pursuant to Section 5.4(b) hereof).

          (c) As of the Closing Date (after giving to effect of the transactions contemplated hereby), Bluestem will have no indebtedness for borrowed money, accounts payable or accrued expenses other than the Assumed Liabilities (as defined in the Contribution Agreement), expenses associated with the Transactions and expenses incurred or accrued in the ordinary course of business after December 1, 2006.

     3.13. Accounting Firm. Murrell, Hall, McIntosh & Co., PLLP, who has certified the Financial Statements, is an independent registered public accounting firm with respect to QRC, Issuer, GP and Bluestem, as would be required under the Securities Act if the Indicated Units and the Indicated Member Interests were being offered pursuant to an effective registration statement under the Securities Act.

     3.14. Absence of Certain Changes or Events. Except for the Transactions and further except as set forth in Section 3.14 of the Disclosure Schedule, since December 31, 2005, (a) none of the Partnership Parties has incurred any liability or obligation, indirect, direct or contingent (including off-balance sheet obligations), or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Parties, taken as a whole, (b) except as a result of this offering, there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of Issuer and Bluestem, taken as a whole, and
(c) there has not been any event or occurrence that constitutes or could reasonably be expected to constitute a Material Adverse Effect or a QRC Material Adverse Effect.

     3.15. Compliance with Law. Except for Environmental Laws, Permits and Tax matters, which are the subject of Section 3.20, Section 3.23 and Section 3.24, respectively, and except as set forth in Section 3.15 of the Disclosure Schedule, the Partnership Parties have complied with all laws, rules and regulations of any Governmental Authority applicable to its properties, assets and business, except where such noncompliance would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Partnership Parties have not received written notice of any violation of any such law, statute, ordinance, rule or regulation, except for notifications of violations which would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Partnership Parties is in default of any order, writ, judgment, award, injunction or decree of any Governmental Authority applicable to its business, except for defaults which would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.16. No Default. Except as set forth in Schedule 3.16 of the Disclosure Schedule, none of the Partnership Parties (i) is in violation of its certificate of limited partnership, certificate of formation, partnership agreement or other organizational or charter documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Partnership Parties) to which a Partnership Party is a party or by which any property or asset of the Partnership Parties is bound or affected except for any of the foregoing that would not have, or be reasonably expected to have, a Material Adverse Effect, or (iii) is in violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Partnership Parties is subject (including, without limitation, federal and state securities laws and regulations) or by which any property or asset of the Partnership Parties is bound or affected, which violation would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or could materially impair the ability of any of the Partnership Parties to perform their obligations under the Transaction Documents. To Issuer's Knowledge, no third party to any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Partnership Parties) to which any of the Partnership Parties is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

     3.17. Real Property; Rights of Way.
           ----------------------------

          (a) Bluestem does not own fee simple title to any land.

          (b) Except as would not have, or be reasonably expected to have, a Material Adverse Effect: (i) all leases of real property under which Bluestem is a tenant are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (ii) there currently are not any defaults under such leases by Bluestem or, to Issuer's Knowledge, by any other party thereto; (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such leases entitling the lessor to terminate the lease; and (iv) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the transactions contemplated by this Agreement.

          (c) Bluestem has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business as currently contemplated, and except for such rights-of-way which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; Bluestem has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.

          3.18. Personal Property. Bluestem has good title to all the personal property assets (including pipelines and equipment), tangible or intangible, shown on the Pro-Forma Balance Sheet. None of such assets are subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business, or (ii) security interests, encumbrances, liens or charges of any kind or character. Except as set forth in Section 3.18 of the Disclosure Schedule and further except as would not have, or be reasonably expected to have, a Material Adverse Effect, (A) all personal property leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (B) there have not been and there currently are not any defaults thereunder by Bluestem or, to Issuer's Knowledge, any other party thereto; (C) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the lessor to terminate the lease; and (D) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the Transactions.

          3.19. Insurance. Set forth as Section 3.19 of the Disclosure Schedule is a schedule of all material policies of fire, liability, workers' compensation and other forms of insurance purchased or held by and insuring the Partnership Parties. Each insurance policy listed in Section 3.19 of the Disclosure Schedule is in full force and effect, all premiums with respect thereto have been paid, and no written notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation.

          3.20. Environmental Matters.
                ---------------------

          (a) The Partnership Parties have obtained and filed, and are in compliance in all material respects with, all permits, licenses and governmental authorizations required for the Partnership Parties to operate their businesses under applicable Environmental Laws (the "Environmental Permits"), and all Environmental Permits are valid and currently in full force and effect, and there are no conditions or circumstances that would result in the revocation or suspension of the Environmental Permits or that would preclude the renewal of the Environmental Permits except as would not have or be reasonably expected to have a Material Adverse Effect; and the Partnership Parties are, and during the relevant time periods specified in the applicable statutes of limitations, have been in compliance with applicable Environmental Laws except as would not have or be reasonably expected to have a Material Adverse Effect.

          (b) Except as set forth in Section 3.20(b) of the Disclosure Schedule, the Partnership Parties have not received any written request for information, or been notified in writing that it is a potentially responsible party, under CERCLA or any similar Environmental Law.

          (c) Except as would not have or be reasonably expected to have a Material Adverse Effect, the Partnership Parties have not entered into or agreed to any consent decree or order, and are not subject to any judgment, decree, or judicial order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law, and the Partnership Parties and their business, operations and properties are not subject to any existing, pending or, to the Issuer's Knowledge, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority pursuant to any Environmental Law.

          (d) Except as set forth in Section 3.20(d) of the Disclosure Schedule, there has been no release of Hazardous Substances into the environment in connection with the properties, business or operations of the Partnership Parties for which remedial or corrective action may be required under Environmental Laws, and there has been no exposure of any person or property to any Hazardous Substances from or in connection with the properties, business or operations of the Partnership Parties that could reasonably be expected to form the basis of a claim for damages or compensation.

          (e) The Partnership Parties have made available to Buyers all internal and external environmental studies, reports, audits and assessments and all correspondence on substantial environmental matters related to the Partnership Parties' properties, business or operations in the possession of the Partnership Parties

          (f) The representations and warranties made in this Section 3.20 are Issuer's exclusive representations and warranties relating to environmental matters.

     3.21. Material Contracts. Except as set forth on Section 3.21 of the Disclosure Schedule (a) each Material Contract is valid, binding and enforceable in accordance with its terms, and is in full force and effect, (b) none of the Partnership Parties or QRC has received any notice of default of any Partnership Party, QRC or their Affiliates under any Material Contract in the 12-month period prior to the date of this Agreement, (c) there are no uncured defaults of any Partnership Party, QRC or their Affiliates under any Material Contract that would give the counterparty thereof the right to terminate such Material Contract, and (d) to the Issuer's Knowledge, there are no material defaults by any of the counterparties to such Material Contracts, in each case under clauses
(a) through  (d)
     above, except as would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.22. Legal Proceedings. There are no claims, actions, or proceedings pending or threatened and, to the Issuer's Knowledge, there are no events or conditions existing that could give rise to any claim, action or proceeding against the Partnership Parties, QRC or their Affiliates by or before any Governmental Authority, that would result, individually or in the aggregate, in any losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees), interest, penalties, judgments and settlements to the Partnership Parties in excess of $300,000.

     3.23. Permits. Each of QRC and Bluestem has all material permits, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws, necessary to operate its business as presently operated (collectively, "Permits"), except where the failure to have such Permits would not have or be reasonably expected to have (a) with respect to Bluestem, individually or in the aggregate, a Material Adverse Effect or (b) with respect to QRC, individually or in the aggregate, a QRC Material Adverse Effect. Neither QRC nor Bluestem has received any written notification that it is in violation of any Permits, except for notifications of violations which would not have or be reasonably expected to have (a) with respect to Bluestem, individually or in the aggregate, a Material Adverse Effect or (b) with respect to QRC, individually or in the aggregate, a QRC Material Adverse Effect. Each of QRC and Bluestem is in compliance with all Permits, except where such noncompliance would not have or be reasonably expected to have (a) with respect to Bluestem, individually or in the aggregate, a Material Adverse Effect or (b) with respect to QRC, individually or in the aggregate, a QRC Material Adverse Effect.

     3.24. Taxes. The Partnership Parties have, in respect of their business, filed all Tax Returns required to be filed other than those Tax Returns the failure of which to file would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; to Issuer's
Knowledge, such Tax Returns are true, correct and complete in all material respects; and the Partnership Parties have paid in full all Taxes shown to be due on such Tax Returns. None of the Partnership Parties have received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of the Partnership Parties, which have not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves are presented on the Financial Statements. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with Partnership Parties' business for any period. Issuer has been recently formed and intends to be treated as a partnership for U.S. federal income Tax purposes and Issuer has not made any election to be treated as an association taxable as a corporation.

     3.25.  Employee Benefit Plans.
            ----------------------

          (a) Section 3.25 of the Disclosure Schedule sets forth a list of each plan, program and arrangement, whether written or unwritten, that is sponsored, maintained or contributed to by any Quest Party or any of their Affiliates for the benefit of current or former employees of a Quest Party, that provides for pension, retirement, profit-sharing, savings, bonus, deferred or incentive compensation, including, without limitation, any restricted stock/unit, stock/unit option or stock/unit appreciation right benefit plan (each a "Benefit Plan). Section 3.25 of the Disclosure
     Schedule identifies any Benefit Plan that is sponsored or maintained by a Partnership Party.

          (b) With respect to each Benefit Plan and any Benefit Plan previously sponsored, maintained or contributed to by any Quest Party or their Affiliates, no event has occurred, and there exists no condition or set of circumstances in connection with which any Partnership Party could, directly or indirectly (through any entity which is under common control with a Quest Party within the meaning of Code section 414(b), (c), (m), (o) or (t)) be subject to any material liability under ERISA, the Code or any other applicable law, except liability for benefits claims and funding obligations payable in the ordinary course.

          (c) None of the Quest Parties contributes to or has an obligation to contribute to, and has not at any time within six (6) years prior to the date of the Acquisition contributed to or had an obligation to contribute to, a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a plan subject to Title IV of ERISA. No Benefit Plan provides or promises to provide retiree medical, dental or life insurance benefits to any current or former employee of any Quest Party, other than pursuant to the continuation coverage requirements of Section 4980B of the Code and Sections 601 - 608 of ERISA..

          (d) In connection with the consummation of the transactions contemplated by this Acquisition, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under the Benefit Plans that would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

     3.26.  Affiliate Contracts;  Sufficiency of Assets.  Except as set forth in
Section 3.26 of the Disclosure Schedule and in the Transaction Documents, there are no material contracts, agreements, loans, understandings, leases, subleases, mortgages, instruments, licenses, commitments or binding arrangements, express or implied, oral or written, between the Partnership Parties, on the one hand, and QRC or any of its

Affiliates (excluding GP, Issuer and Bluestem), on the other hand. All of the assets necessary for the conduct of the Partnership Parties' business are owned, leased or licensed by the Partnership Parties, and none of such assets are owned by or leased or licensed to QRC or its Affiliates (excluding GP, Issuer and Bluestem), except as set forth in Section 3.26 of the Disclosure Schedule. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Party to or for the benefit of any of the officers or directors of any Partnership Party or their respective family members.

     3.27. Restrictions on Distributions. Neither Issuer nor Bluestem has entered into any agreement that restricts or prohibits its ability to pay cash distributions (other than any such restrictions contained in the Partnership Agreement or the Bluestem Limited Liability Company Agreement).

     3.28. Private Placement. Assuming the accuracy of the representations and warranties of the Buyers contained in this Agreement, the offer, sale and issuance of (i) the Indicated Units and the Indicated Member Interests to the Buyers and (ii) 35,134 Class A Subordinated Units and 4,900,000 Class B Subordinated Units to QRC are exempt from the registration requirements of the Securities Act, and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Parties has taken or will take any action that would cause the loss of such exemption.

     3.29. Registration Rights. Except as provided in the Registration Rights Agreement and the Partnership Agreement, Issuer has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any Common Units or other securities of any of the Partnership Parties registered with the Commission. GP has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any Member Interests or other securities of any of the Partnership Parties registered with the Commission.

     3.30. Investment Company. None of the Partnership Parties is now, and after the sale of the Indicated Units to be sold by Issuer hereunder, the sale of Indicated Member Interests to be sold by GP hereunder and the application of the net proceeds from such sale will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.31. No Side Agreements. There are no other agreements by, between or among the Partnership Parties or their Affiliates, on the one hand, and any Buyers or its Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor have any promises or inducements been made between or among such parties with respect to future transactions.

     3.32. Qualifying Income. The gross income of the Issuer earned pursuant to the Midstream Agreement will constitute "qualifying income," within the meaning of Section 7704(d) of the Code (as currently in effect).

     3.33. Disclosure. To Issuer's Knowledge all material information regarding the current or historical operation of Issuer's business provided to Buyers in the electronic data room made available in connection with their due diligence investigation of Issuer is true and correct in all material respects as of the dates when such information was prepared; provided however, that no representation or warranty is made with respect to any "forward looking" statements regarding the business or prospects of Issuer, including any projections of future revenues, business, expenses, distributions or operations, and any such representations or warranties are expressly disclaimed.

     3.34. Brokers' Fee. Except as set forth in Section 3.34 of the Disclosure Schedule, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker, finder or similar fee or other commission from Issuer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     3.35. Books and Records; Internal Controls. Each of the Partnership Parties
(i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and
(ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.36. No Labor Dispute. No labor disturbance by the employees of any of the Partnership Parties exists or, to Issuer's Knowledge, is imminent that could reasonably be expected to have a Material Adverse Effect.

     3.37. Acquisition. Each of the transactions contemplated by the Acquisition has been consummated (other than any actions that are described in the Contribution Agreement to be completed after the Closing).

     3.38. Independent Petroleum Engineer. Cawley, Gillespie & Associates, Inc., is, as, of the date hereof, an independent petroleum engineer with respect to QRC. The information underlying the estimates of reserves of the QRC and its subsidiaries, which was supplied by QRC to Cawley, Gillespie & Associates, Inc. for purposes of preparing the reserve reports and estimates of QRC, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; QRC is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as reflected in reserve estimates provided by QRC to the Buyers.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Each Buyer hereby severally represents and warrants to Issuer (as to itself, and not with respect to any other Buyer), as of the date of this Agreement, as follows:

      4.1. Organization. Buyer is duly organized, validly existing and in good standing under the laws of the State of its incorporation or formation and has the power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     4.2. Authority Relative to this Agreement. Buyer has the power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the Transactions. The execution and delivery by Buyer of the Transaction Documents to which it is a party and the consummation by Buyer of the Transactions have been duly and validly authorized by Buyer and no other proceedings on the part of Buyer are necessary to authorize the Transaction Documents to which it is a party or to consummate the Transactions. Each of the Transaction Documents to which such Buyer is a party has been duly executed and delivered by Buyer, and assuming that such Transaction Documents constitute valid and binding agreements of Issuer and GP (as applicable), constitute valid and binding agreements of Buyer, and are enforceable against Buyer in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

     4.3. Consents and Approvals; No Violation.
          ------------------------------------

          (a) The execution and delivery of each Transaction Document to which it is a Party by Buyer and the consummation by Buyer of the Transactions will not (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or similar organizational documents) of Buyer, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which its assets may be bound, or (iii) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer, except, in the case of clauses (ii) and (iii) above, for defaults (or rights of termination, cancellation or acceleration) or violations which would not or would not be reasonably expected to, individually or in the aggregate, materially impair Buyer's ability to perform its obligations under each Transaction Document to which it is a Party or consummate the Transactions.

          (b) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by Buyer of the Transactions, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not or would not be reasonably expected to, individually or in the aggregate, materially impair Buyer's ability to perform its obligations under each Transaction Document to which it is a Party or consummate the Transactions.

     4.4. Acquisition for Investment; Due Diligence. Buyer is an informed and sophisticated purchaser experienced in financial and business matters and the evaluation and investment in businesses such as the Issuer as contemplated hereunder. Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer is acquiring the Indicated Units and the Indicated Member Interests (if any) for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such Indicated Units or Indicated Member Interests (if any). Buyer agrees that its Indicated Units and the Indicated Member Interests (if any) may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (i) except in accordance with the requirements of the Partnership Agreement or the GP Limited Liability Company Agreement, as the case may be, or (ii) without registration under the Securities Act, as amended, except pursuant to an exemption from such registration available under such Act. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer has been furnished the materials relating to Buyer's purchase of the Indicated Units and the Indicated Member Interests (if any) that it has requested, and Issuer and GP have provided Buyer the opportunity to ask questions of the officers and management employees of the Partnership Parties and QRC and to acquire additional information about the Partnership Parties and their respective financial condition.

     4.5. No Side Agreements. There are no other agreements by, between or among Buyer or its Affiliates, on the one hand, and any Partnership Parties or their Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor have any promises or inducements been made between or among such parties with respect to future transactions.

     4.6. Brokers' Fee. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker, finder or similar fee or other commission from Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE V.
                            COVENANTS OF THE PARTIES

     5.1. Expenses. Except to the extent otherwise specifically provided herein, all costs and expenses incurred in connection with the Transaction Documents and the Transactions contemplated thereby shall be borne by the party incurring such costs and expenses; provided, however, that if any action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled; and provided further, that promptly following Closing, Issuer will, upon request from Alerian (and receipt of documentation reflecting the legal costs incurred), reimburse and pay to Alerian up to $75,000 of the legal expenses incurred by Alerian in connection with completing the transactions contemplated by this Agreement.

     5.2. Partnership Matters. Each Buyer hereby agrees to become a limited partner of Issuer and to be bound by all of the terms and conditions of the Partnership Agreement, including, without limitation, the granting to the General Partner of Issuer the power of attorney provided for in Section 2.6 of the Partnership Agreement. Buyer understands that the Indicated Units are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the offer and sale of the Indicated Units has not been registered under the Securities Act and, unless so registered, the Indicated Units may not be sold except as permitted in the following sentence. Buyer agrees that, if in the future Buyer decides to offer, resell, pledge or otherwise transfer such Indicated Units, such Indicated Units may be offered, resold, pledged or otherwise transferred only (a) to Issuer or a subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, or (c) pursuant to an available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of Buyer's property be at all times within Buyer's control and subject to compliance with any applicable securities laws of any jurisdiction. Buyer agrees not to engage in hedging transactions with regard to the Indicated Units unless in compliance with the Securities Act. At Closing, Issuer will deliver to each Buyer one or more certificates, in the form adopted by Issuer, representing the Indicated Units purchased at the Closing by such Buyer. Buyer agrees to the imprinting, so long as the restrictions described in the legend are applicable, of the following legend on any certificate evidencing Indicated Units:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE

     SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Indicated Units shall not be required to contain such legend or any other legend following any sale of such Indicated Units pursuant to an effective registration statement or Rule 144, or the restrictions described in the legend are no longer applicable. Buyer may request Issuer to remove the legend described above from the certificates evidencing the Indicated Units by submitting to Issuer such certificates, together with an opinion of counsel reasonably satisfactory to Issuer to the effect that such restrictions are no longer applicable under the Securities Act or applicable state laws, as the case may be.

     5.3. GP Matters. Alerian and Swank each hereby agree to become a member of GP and to be bound by all of the terms and conditions of the GP Limited Liability Company Agreement. Alerian and Swank understand that the Indicated Member Interests are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the offer and sale of the Indicated Member Interests has not been registered under the Securities Act and, unless so registered, the Indicated Member Interests may not be sold except as permitted in the following sentence. Each of Alerian and Swank severally agree that, if in the future such Buyer decides to offer, resell, pledge or otherwise transfer the Indicated Member Interests held by it, such Indicated Member Interests may be offered, resold, pledged or otherwise transferred only
(a) to GP or a subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, or (c) pursuant to an available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of such Buyer's property be at all times within such Buyer's control and subject to compliance with any applicable securities laws of any jurisdiction. Each of Alerian and Swank severally agree not to engage in hedging transactions with regard to the Indicated Member Interests held by it unless in compliance with the Securities Act. At Closing, GP will deliver to each of Alerian and Swank one or more certificates, in the form adopted by GP, representing the Indicated Member Interests purchased at the Closing by such Buyer. Each of Alerian and

Swank agrees to the imprinting, so long as the restrictions described in the legend are applicable, of the following legend on any certificate evidencing Indicated Member Interests:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A
      TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Indicated Member Interests shall not be required to contain such legend or any other legend following any sale of such Indicated Member Interests pursuant to an effective registration statement or Rule 144, or if the restrictions described in the legend are no longer applicable. Each of Alerian and Swank may request GP to remove the legend described above from the certificates evidencing the Indicated Member Interests by submitting to GP such certificates, together with an opinion of counsel reasonably satisfactory to GP to the effect that such restrictions are no longer applicable under the Securities Act or applicable state laws, as the case may be.

     5.4. Use of Proceeds from Sale of the Indicated Units.
          ------------------------------------------------

          (a) The parties agree that $15,000,000 of the proceeds received by Issuer in connection with the issuance and sale of the Indicated Units pursuant to this Agreement will be retained by the Issuer as working capital until such time as the Partnership Parties enter into a credit facility or other arrangement entered into by one or more of the Partnership Parties subsequent to the Closing Date that will provide Issuer with an ability to make borrowings used solely for working capital purposes or to pay distributions to the limited partners of Issuer; provided that the terms and conditions of such facility shall be approved by the Investor Representatives (an "Approved Working Capital Facility").

          (b) Each Buyer acknowledges and the parties agree that $23,807,877 of the proceeds received by Issuer in connection with the issuance and sale of the

     Indicated Units pursuant to this Agreement will be transferred or distributed to QRC (or its designated Affiliates) and will not be retained by or available for the use of Issuer. Upon distribution of such proceeds to QRC (or its designated Affiliates), such proceeds (net of all non-duplicative transaction expenses) will only be used to fund development and acquisitions in the Cherokee Basin by QRC and its Affiliates (unless the Investor Representatives have approved another use). Each Buyer hereby consents to and approves such transfer, disposition and use.

          (c) The remaining $51,192,123 of the proceeds received by Issuer in connection with the issuance and sale of the Indicated Units pursuant to this Agreement shall be used by the Issuer to pay transaction expenses associated with the Transactions ("Transaction Expenses"), repay the Assumed Liabilities and to repay the Opco Revolver Debt (as defined in the Contribution Agreement). Upon the entry by the Partnership Parties into an Approved Working Capital Facility, the proceeds retained by Issuer pursuant to Section 5.4(a) above, plus or minus the amount by which Transaction Expenses are less than or exceed, as the case may be, $6,000,000, will be transferred or distributed to QRC (or its designated Affiliates) and will not be available for use by Issuer. Upon distribution of such proceeds to QRC (or its designated Affiliates), such proceeds (net of any non-duplicative transaction expenses) will only be used to fund development and acquisitions in the Cherokee Basin by QRC and its Affiliates (unless the Investor Representatives have approved another use). Each Buyer hereby consents to and approves such transfer, disposition and use.

     5.5. Integration. Issuer shall not, and shall use its commercially reasonable efforts to ensure that none of Issuer, GP or any Affiliate of Issuer or GP shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities
Act) that would be integrated with the offer or sale of the Indicated Units or the Indicated Member Interests to Buyer in a manner that would require the registration under the Securities Act of the sale of the Indicated Units or the Indicated Member Interests.

     5.6. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the issuance and sale of the Indicated Units and Indicated Member Interests pursuant to this Agreement.

     5.7. Public Statements. The parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and neither the Issuer and GP on one hand nor the Buyers on the other shall issue any such public announcement, statement or other disclosure without having first received the written consent of the Buyers on one hand or Issuer on the other, except as may be required by law.

     5.8. No Implied Representations. Each Buyer hereby acknowledges and agrees that none of QRC, Issuer, GP or their Affiliates or any other Person has made or is making any representation or warranty whatsoever, express or implied, at law or in equity, except those representations and warranties of QRC, Issuer and GP explicitly set forth in Article III of this Agreement and in the other Transaction Documents. Without limiting the generality of the foregoing, except as explicitly set forth in Article III of this Agreement, none of QRC, Issuer, GP or their Affiliates or any other Person has made or is making any representation, express or implied, with respect to QRC, Issuer, GP, Bluestem, their respective businesses or any of their assets, liabilities or operations, their past, current or future financial condition, profitability or performance, the value of any of their assets, the merchantability, suitability or fitness for a particular purpose or quality with respect to any of their assets or the condition or workmanship thereof or the absence of any defects therein (whether latent or patent), and any such other representations or warranties are hereby expressly disclaimed.

     5.9. Independent Nature of Buyer's Obligations and Rights. The obligations of each Buyer under this Agreement or the Registration Rights Agreement are several and not joint with the obligations of any other present or subsequent purchaser of the Indicated Units or Indicated Member Interests, as the case may be, and each Buyer shall not be responsible in any way for the performance of the obligations of any other Buyer under any agreement to purchase Indicated Units or Indicated Member Interests, as the case may be. The decision of each Buyer to purchase Indicated Units or Indicated Member Interests, as the case may be, pursuant to this Agreement has been made by such Buyer independently of any other Buyer of the Indicated Units or Indicated Member Interests, as the case may be, and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Partnership Parties that may have been made or given by any other Buyer of the Indicated Units or Indicated Member Interests, as the case may be, or by any agent or employee of any such Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in the Registration Rights Agreement, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute such Buyer as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Buyer is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Registration Rights Agreement. Each Buyer acknowledges that no other Buyer of the Indicated Units or Indicated Member Interests, as the case may be, has acted as agent for such Buyer in connection with making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring its investment hereunder. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Buyer of the Indicated Units or Indicated Member Interests, as the case may be, to be joined as an additional party in any proceeding for such purpose. Each Buyer represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Registration Rights Agreement.

     5.10. Tax Shield. The amount of the Issuer's federal taxable income allocated to each Buyer, on a cumulative basis, for the period from the Effective Date to December 31, 2007, will be 20% or less of the amount of cash distributed to such Buyer with respect to such period.

     5.11. Tax Opinion. No later than January 30, 2007, Issuer will deliver to Buyers the opinion of Baker Botts to the effect that 90% or more of the gross income of Issuer, based on pro forma income for the nine months ending September 30, 2006, will constitute "qualifying income," within the meaning of Section 7704(d) of the Code (as currently in effect).

     5.12. CygNet Software License. Within 30 days after the Closing Date, Opco will obtain a consent to the assignment of the CygNet Software End-User License Agreement between Opco and Quest Cherokee, LLC.

                                  ARTICLE VI.
                                 INDEMNIFICATION

     6.1. Survival.
          --------

          (a) The representations and warranties of the parties contained in Articles III and IV shall, subject to Section 6.1(c), survive the Closing until the date that is one year after the Closing Date, with the exception that the representations and warranties in (i) Sections 3.20, 3.25, 3.28, 3.29, 3.30 and 3.31 shall survive until the date that is three years after the Closing Date, (ii) Section 3.24 shall survive until the expiration of the applicable statute of limitations and (iii) Sections 3.1 through 3.11 and 4.1, 4.2, 4.3 and 4.4 shall survive perpetually.

          (b) All covenants and agreements contained herein that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing, shall survive the Closing in accordance with their terms.

          (c) The period of time a representation or warranty or covenant or agreement survives the Closing pursuant to this Section 6.1 shall be the "Survival Period" with respect to such representation or warranty or covenant or agreement. In the event notice of any claim for indemnification under this Article VI shall have been given within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations or warranties or covenants or agreements that are the subject of such claim shall survive, but only to the extent of and in the amount of the claim as made prior to the expiration of the Survival Period, until such claim is finally resolved.

     6.2. Indemnification Obligations of QRC, Issuer and GP.
          -------------------------------------------------

          (a) Subject to the terms of this Article VI, notwithstanding any termination of this Agreement, QRC, Issuer and GP shall, during the applicable Survival Period, jointly and severally, indemnify and hold harmless each Buyer, the directors, partners, member, agents, investment advisors of each of them, each Person who controls any Buyer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
     Act) and the officers, directors, partners, members, agents and employees of each such controlling Person (collectively, the "Buyer Indemnitees"), to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees), interest, penalties, judgments and settlements (collectively, "Losses") incurred, arising out of or relating to (i) any breach of any of the representations or warranties (in each case, when made) of QRC, Issuer and GP in Article III, and (ii) any breach of any of the covenants or agreements of QRC, Issuer or GP in this Agreement that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date.

          (b) In no event shall the amount of Losses for which QRC, Issuer and GP (collectively, the "Seller Indemnitors") are collectively obligated to indemnify the Buyer Indemnitees pursuant to Section 6.2(a) exceed the Total Invested Amount.

     6.3. Indemnification Obligations of Buyer. From and after the Closing, subject to the terms of this Article VI, each Buyer shall during the applicable Survival Period, severally and not jointly, indemnify and hold harmless QRC, Issuer and GP, the directors, partners, members, agents, investment advisors of each of them, each Person who controls any Buyer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by law, from and against Losses incurred, arising out of or relating to (i) any breach of any of the representations or warranties (in each case, when made) of such Buyer in Article IV and (ii) any breach of any of the covenants or agreements of such Buyer in this Agreement that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date; provided, however, that the liability of each Buyer for all claims hereunder shall not exceed the Indicated Purchase Price of such Buyer calculated in accordance with Section 2.2.

     6.4. Indemnification Procedures and Limitations.
          ------------------------------------------

          (a) In the event that any action, suit, claim or proceeding is commenced by a third party involving a claim for which a party required to provide indemnification hereunder (an "Indemnifying Party") may be liable to a party entitled to indemnification (an "Indemnified Party") hereunder (a "Third Party Claim"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third Party Claim indicating the nature of such claim and the basis therefore (the "Claim Notice") and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that no failure -------- of any Indemnified Party to give such Claim Notice and no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          (b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, such counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not contain any admission of wrongdoing or illegal conduct.

          (c) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, -------- that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          (d) In calculating amounts payable to an Indemnified Party, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant, or agreement and shall be computed net of (i) payments recovered by the Indemnified Party under any insurance policy with respect to such Losses, (ii) any prior or subsequent recovery by the Indemnified Party from any Person with respect to such Losses.

          (e) Notwithstanding any other provision of this Agreement, in no event shall Issuer, GP or any Buyer be liable for punitive damages or any special, incidental, indirect or consequential damages of any kind or nature, regardless of the form of action through which such damages are sought.

          (f) Except for a claim of fraud, the remedies provided in this Article VI (including specific performance, as discussed in Section 6.4 (g) below) shall be the sole and exclusive remedies of the parties, from and after the Closing Date, with respect to this Agreement and the transactions contemplated hereby.

          (g) In addition to being entitled to exercise all rights provided herein, including recovery of damages, the Buyers and Issuer and GP will be entitled to specific performance under this Agreement or the Registration Rights Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

     7.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Issuer, GP and the Buyers.

     7.2. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     7.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided, that notices of a change of address shall be effective only upon receipt thereof):

          (a)     If to Issuer or GP, to:

                  Quest Midstream Partners, L.P.
                  9520 N. May Avenue, Suite 300
                  Oklahoma City, Oklahoma  73120
                  Attention:  President
                  Telecopy: 405-840-9897

                  with copies (which shall not constitute notice) to:

                  Stinson Morrison Hecker LLP
                  1201 Walnut Street, Suite 2900
                  Kansas City, Missouri  64106-2150
                  Attention:  Patrick J. Respeliers, Esq.
                  Telecopy: 816-691-3495

          (b) if to a Buyer, addressed to the address set forth on the signature page hereto.

     7.4. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Issuer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of two-thirds of the Buyers. GP may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Alerian and Swank. All or any portion the Indicated Units or Indicated Member Interests purchased by such Buyer pursuant to this Agreement may be sold, assigned or pledged by Buyer, subject to compliance with applicable securities laws, the terms of this Agreement and the terms of the Partnership Agreement or the GP Limited Liability Company Agreement, as applicable. All or any portion of the rights and obligations of the Buyers under this Agreement may not be transferred by any Buyer without the written consent of GP or Issuer, unless such transfer is to an Affiliate of such Buyer in which case written consent shall not be required.

     7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     7.6. Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     7.7. Entire Agreement. This Agreement, the Partnership Agreement and the Registration Rights Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     7.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     7.9. Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of their Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against either party hereto; provided, however, that each Person named as receiving the benefits of the indemnification provided in Sections 6.2 and 6.3 is an intended third party beneficiary pursuant to the provisions of Sections 6.2 and 6.3 and may enforce the provisions of such sections directly against the parties with obligations thereunder.



                            [Signature pages follow]

      IN WITNESS WHEREOF, Issuer and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                    QUEST MIDSTREAM PARTNERS, L.P.

                                    By:   Quest Midstream GP, LLC,
                                          its general partner

                                          By:   /s/ Jerry D. Cash
                                                ------------------------
                                          Name:  Jerry D. Cash
                                          Title: Chief Executive Officer


                                    QUEST MIDSTREAM GP, LLC

                                    By:   /s/ Jerry D. Cash
                                          ------------------------------
                                    Name:   Jerry D. Cash
                                    Title:  Chief Executive Officer


                                    QUEST RESOURCE CORPORATION

                                    By:   /s/ Jerry D. Cash
                                          ------------------------------
                                    Name:   Jerry D. Cash
                                    Title:  Chief Executive Officer


                                    ALERIAN OPPORTUNITY PARTNERS IV, LP

                                    By:   ALERIAN OPPORTUNITY
                                          ADVISORS IV, LLC
                                          its general partner

                                          By:   /s/ Gabriel Hammond
                                                ------------------------
                                          Name:  Gabriel Hammond
                                          Title: Managing Member

                                     Address for Notice:

                                     Alerian Capital Management
                                     45 Rockefeller Plaza, 20th Floor
                                     New York, NY 10111
                                     Attention: Gabriel Hammond

                                    SWANK MLP CONVERGENCE FUND, LP

                                    By:   SWANK ENERGY INCOME ADVISORS, L.P.
                                          its general partner

                                    By:   SWANK CAPITAL, LLC
                                          its general partner

                                          By:   /s/ Jerry V. Swank
                                                ------------------------
                                          Name:   Jerry V. Swank
                                          Title:  Manager

                                    Address for Notice:

                                    Swank Capital, LLC
                                    Oak Lawn Avenue, Suite 650
                                    Dallas, TX 75219


                                    SWANK INVESTMENT PARTNERS, LP

                                    By:   SWANK ENERGY INCOME ADVISORS, L.P.
                                          its general partner

                                    By:   SWANK CAPITAL, LLC
                                          its general partner

                                          By:   /s/ Jerry V. Swank
                                                ------------------------
                                          Name:   Jerry V. Swank
                                          Title:  Manager

                                     Address for Notice:

                                     Swank Capital, LLC
                                     Oak Lawn Avenue, Suite 650
                                     Dallas, TX 75219

                                    THE CUSHING MLP OPPORTUNITY FUND I, LP

                                    By:   CARBON COUNTY PARTNERS I, LP
                                          its general partner

                                    By:   CARBON COUNTY GP I, LLC
                                          its general partner

                                          By:   /s/ Jerry V. Swank
                                                ------------------------
                                          Name: Jerry V. Swank
                                          Title:      Manager

                                    Address for Notice:

                                    Swank Capital, LLC
                                    Oak Lawn Avenue, Suite 650
                                    Dallas, TX 75219


                                    THE CUSHING CP STRATEGIES FUND, LP

                                    By:   CARBON COUNTY PARTNERS I, LP
                                          its general partner

                                    By:   CARBON COUNTY GP I, LLC
                                          its general partner

                                          By:   /s/ Jerry V. Swank
                                                ------------------------
                                          Name: Jerry V. Swank
                                          Title:      Manager

                                    Address for Notice:

                                    Swank Capital, LLC
                                    Oak Lawn Avenue, Suite 650
                                    Dallas, TX 75219

                                    TORTOISE CAPITAL RESOURCES CORPORATION

                                    By:    /s/ David J. Schulte
                                           ------------------------------
                                    Name:  David J. Schulte
                                    Title: President

                                    Address for Notice:

                                    Tortoise Capital Resources Corporation
                                    10801 Mastin Blvd., Suite 222
                                    Overland Park, KS 66210


                                    HUIZENGA OPPORTUNITY
                                    PARTNERS, LP

                                    By:   Huizenga Opportunity Partners GP, LLC,
                                          its General Partner

                                    By:    /s/ Ronald G. Kenny
                                           --------------------------------
                                    Name:  Ronald G. Kenny
                                    Title: Manager

                                    Address for Notice:

                                    c/o Huizenga Capital Management
                                    2215 York Road, Suite 500
                                    Oak Brook, IL 60523

                                    HCM ENERGY HOLDINGS, LLC

                                    By:   /s/ Peter H. Huizenga
                                          ---------------------------------
                                    Name:  Peter H. Huizenga
                                    Title: Manager

                                    Address for Notice:

                                    c/o Huizenga Capital Management
                                    2215 York Road, Suite 500
                                    Oak Brook, IL 60523

                               DISCLOSURE SCHEDULE

          The Purchase Agreement, dated as of December 22, 2006 (the "Agreement") by and among Quest Midstream Partners, L.P., Quest Midstream GP, LLC, Quest Resource Corporation, Alerian Opportunity Partners IV, L.P., Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP, Tortoise Capital Resources Corporation, Huizenga Opportunity Partners, LP and HCM Energy
Holdings, LLC, sets forth certain information or agreements to be disclosed in the Disclosure Schedule pursuant to the Agreement.

          The contents of this Disclosure Schedule are qualified in their entirety by reference to the specific provisions of the Agreement.

          Any disclosure of a matter, fact or circumstance in this Disclosure Schedule shall not establish, or constitute an admission of, (i) the materiality of such matter, fact or circumstance, (ii) whether or not such matter, fact or circumstance rises to the level of any materiality or "Material Adverse Effect" or "QRC Material Adverse Effect" standard for purposes of the Agreement or this Disclosure Schedule, or (iii) whether or not such matter, fact or circumstance is in the "ordinary course of business." Moreover, the disclosure of a matter, fact or circumstance in this Disclosure Schedule shall not be deemed an admission of any obligation or liability to any third party. Descriptions or references of particular contracts, agreements, notices or similar documents herein are qualified in their entirety by reference to such documents.

          Any matter specifically disclosed in any section or subsection of this Disclosure Schedule shall be considered disclosed only with respect to the specific section or subsection of this Disclosure Schedule where the disclosure appears and to any other section or subsection of this Disclosure Schedule cross-referenced by such disclosure. Any introductory language or headings in this Disclosure Schedule are inserted for convenience only and do not create, and should not be deemed to create, a different standard for disclosure than the language set forth in the Agreement.

          Terms used in this Disclosure Schedule and not otherwise defined herein or therein shall have the meanings assigned thereto in the Agreement.

                               INDEX OF SCHEDULES

Schedule 3.3 - Consents and Approvals
Schedule 3.9 - Class A and B Subordinated Units
Schedule 3.11(c) - Transfer Restrictions
Schedule 3.12(b) - Pro-Forma Balance Sheet
Schedule 3.14 - Absence of Changes
Schedule 3.15 - Compliance with Law
Schedule 3.16 - No Default
Schedule 3.19 - Insurance
Schedule 3.20(b) - Notification of Non-Compliance with Environmental Law
Schedule 3.20(d) - Releases
Schedule 3.21 - Material Contracts
Schedule 3.25 - Benefit Plans
Schedule 3.26 - Affiliate Contracts
Schedule 3.34 - Brokers' Fee

                                  Schedule 3.3

                             Consents and Approvals
                             ----------------------

1. The Transactions require the consent of the lenders under the Guggenheim Credit Facilities (defined below). For purposes of this Disclosure Schedule, the "Guggenheim Credit Facilities" mean the credit facilities of QRC and Quest Cherokee, LLC ("Quest Cherokee") consisting of: (i) the $100 million Amended and Restated Senior Credit Agreement, dated as of February 7, 2006, among Quest Cherokee and QRC, as borrowers, Guggenheim, as administrative agent and syndication agent, and the lenders party thereto (the "Senior Credit Agreement"); (ii) the $100 million Amended and Restated Second Lien Term Loan Agreement, dated as of June 9, 2006, among Quest Cherokee and QRC, as borrowers, Guggenheim, as administrative agent and syndication agent, and the lenders party thereto (the "Second Lien Term Loan Agreement"); and (iii) the $75 million Third Lien Term Loan Agreement dated as of June 9, 2006, among Quest Cherokee and QRC, as borrowers, Guggenheim, as administrative agent and syndication agent, and the lenders party thereto (the "Third Lien Term Loan Agreement", and, together with the Senior Credit Agreement and the Second Lien Term Loan Agreement, the "Credit Agreements") and (iv) the guaranties and collateral agreements securing each of the Credit Agreements. In connection with the closing of the Transactions, the Guggenheim Credit Facilities are being amended to permit the Transactions.

2. The Cygnet Software End-User License Agreement between CygNet Software, Inc. ("CygNet") and Quest Cherokee requires consent to assignment, which has not been obtained. Cygnet has advised QRC that CygNet will approve the assignment once the proper paperwork has been completed.

                                  Schedule 3.9

                        Class A and B Subordinated Units
                        --------------------------------

QRC's Class A Subordinated Units and Class B Subordinated Units will be pledged as collateral to secure the Guggenheim Credit Facilities.

                                Schedule 3.11(c)

                              Transfer Restrictions
                              ---------------------

QRC's ability to transfer its Subordinated Units is limited by the terms of the Guggenheim Credit Facilities.

                                Schedule 3.12(b)

                             Pro-Forma Balance Sheet
                             -----------------------

Bluestem

Pro forma balance sheet as of October 31,
2006

                                                                         Proforma AJE'S
                                             Oct. 31,2006          DR                 CR                       As adjusted

Cash                                          $2,167,000       15,000,000      aa                              $17,167,000
A/R - oil/gas sales                           6,379,000                            6,379,000        A          -
Inventory                                     3,604,000                                                        3,604,000
Prepaids                                      111,000                                                          111,000

Pipelines/equipment                           126,563,000      24,533,000          25,027,000                  126,069,000

Total assets                                  $138,824,000     $39,533,000         $31,406,000                 $146,951,000

Accounts payable                              $5,634,000       5,634,000       F   -                           $-
Revenue payable                               3,021,000        3,021,000       B   -                           -
GPT payable                                   610,000          610,000         C   -                           -
Ad valorem payable                            1,387,000        1,387,000       F   -                           -
Interco                                       112,268,000      112,268,000     D   -                           -
Payable to sponsor                            -                                    15,000,000       aa         15,000,000

Class A Subordinated Units                                                                                     42,876,000
Class B Subordinated Units
Common Units - Quest Group
Common Units - Outside investors                                                                               87,360,000
General Partner Units                                                                                          1,715,000

Equity                                        15,904,000       -                   116,047,000      A,B,C,D,E

Total liab/equity                             $138,824,000     $122,920,000        $131,047,000                $146,951,000

Proforma AJE's:
aa - working capital retained by MLP
A - eliminate oil/gas receivable
B - eliminate oil/gas revenue payable
C - eliminate gpt payable
D - eliminate intercompany account
E - working capital payable to sponsor

                                  Schedule 3.14

                               Absence of Changes
                               ------------------

     1. Bluestem is either a direct party, or its pipeline assets may be subject, to the pending or threatened cases described on Schedule 3.22.

     2. On June 9, 2006, QRC and Quest Cherokee increased the Guggenheim Credit Facilities from $200 million to $275 million, as part of entering into the Third Lien Term Loan Agreement. As part of the Transactions, Bluestem will (1) become an obligor with respect to $40 million of the outstanding indebtedness under the revolving credit facility that is part of the Senior Credit Agreement, (2) repay the $40 million and (3) be released from any obligations under the Guggenheim Credit Facilities.

     3. Bluestem is a party to an Agreement of Sale and Purchase, dated September 20, 2005, with Southern Star Gas Pipeline, Inc. ("Southern Star"), pursuant to which Bluestem would acquire approximately 12 miles of pipeline from Southern Star for approximately $1 million. On June 22, 2006 Bluestem was issued a Declaratory Order by the Federal Energy Regulatory Commission ("FERC"), in which FERC granted Bluestem's petition requesting a finding that upon Bluestem's acquisition of pipeline facilities from Southern Star, Bluestem's ownership and use of the facilities will be exempt from FERC's jurisdiction pursuant to
Section 1(b) of the Natural Gas Act. This transaction is expected to close in the first calendar quarter of 2007.

                                  Schedule 3.15

                               Compliance with Law
                               -------------------

See the disclosures in Schedule 3.22.

                                  Schedule 3.16

                                   No Default
                                   ----------

See the  disclosures  in Schedule  3.3 with respect to Item 2 only and Schedule
3.22.

                                  Schedule 3.19

                                    Insurance
                                    ---------


                              Quest Resource Corp.

                          PROPERTY INSURANCE CONTINUED



EXTENSIONS OF COVERAGES:

    25% of the Building Limit     Newly Acquired or Constructed Buildings
    of Insurance  or $500,000
    whichever is less.


    25% of  the  Personal         Personal Property at Newly Acquired or
    Property Limit of Insurance   Constructed Buildings
    or  $100,000 whichever is
    less.

    10% of the Building Limit     Building Ordinance
    of Insurance or $500,000
    whichever is less.


  $25,000       Electronic Data Processing Equipment and Media
  $10,000       Your Property away from premises
  $10,000       Pollutant Clean-up and Removal
  $10,000       Debris Removal
  $ 5,000       Personal Property In Transit
  $ 5,000       Valuable Papers and Records
  $ 5,000       Personal Property of Others
  $ 5,000       Fire Department Service Charges


DEDUCTIBLE:  $1,000

                              Quest Resource Corp.

                  COMMERCIAL GENERAL LIABILITY PROPOSAL OUTLINE


        COVERAGE WRITTEN ON:    Occurrence Form



COVERAGE                                          LIMITS
---------------------------------------------    --------------

LIABILITY:

  General Aggregate Limit                         $2,000,000
  Products/Completed Operations Aggregate Limit   $1,000,000
  Personal/Advertising Injury Limit               $1,000,000
  Each Occurrence                                 $1,000,000
  Fire Damage Limit - Any One Fire                $  100,000
  Medical Expense Limit - Any One Person          $   10,000

COVERAGES INCLUDED:

  Premises/Operations
  Products/Completed Operations
  Independent Contractors
  Personal/Advertising Injury
  Medical Payments
  Blanket Contractual Liability
  Fire Damage Legal Liability
  Employees as Additional Insured
  Host Liquor Liability
  Incidental Medical Malpractice Liability
  Broad Form Property Damage Liability
  Non-Owned Watercraft Liability (Under 26 Feet)
  Limited Worldwide Products Liability
  Extended Bodily Injury Liability (Assault and Battery)
  New Entity Coverage For 90 Days

ENDORSEMENTS:

  Underground Resources Limit                     $1,000,000
  Bodily Injury & Property Damage Deductible      $    2,500

                              Quest Resource Corp.

                      COMMERCIAL AUTOMOBILE POLICY OUTLINE



COVERAGE
-------------------------

LIABILITY:

  Bodily Injury and Property Damage               $1,000,000  CSL Ea. Accident

  Medical Payments                                    $2,000  Each Person

  Uninsured Motorist                              $1,000,000  Each Accident



COVERAGE                                APPLICABLE TO
-----------------------------------   ----------------------------------------

  Liability:                            Any Auto

                                        Hired Autos

                                        Non-Owned Autos

  Medical Payments:                     Autos Specified on Schedule

  Uninsured Motorists:                  All Owned Autos

  Underinsured Motorists:

  Comprehensive:                        Per Schedule

                                        Hired Autos Included

  Collision:                            Per Schedule

                                        Hired Autos Included

                              Quest Resource Corp.

                            EQUIPMENT FLOATER LIMITS



TYPE OF EQUIPMENT                       DEDUCTIBLE
-----------------------------------   ----------------------------------------

  Contractor's Equipment Coverage -     5% Deductible with $2,500 Minimum

  $4,313,341 - Per Schedule             & $10,000 Maximum

  Actual Cash Value



UNSCHEDULED EQUIPMENT


                                MAXIMUM         AMOUNT OF       % CO-
DESCRIPTION                     ITEM AMOUNT     INSURANCE      INSURANCE
----------------------------  --------------  -------------  ---------------

   Newly Acquired                               $100,000        80%

  Equipment of Others                           $100,000        80%

  Rental Expense                                $ 25,000        80%

  Employee Tools                                $ 10,000        80%

                              Quest Resource Corp.

                           UMBRELLA LIABILITY PROPOSAL



Insurer:        St. Paul Surplus Lines

Policy Term:    12/19/05 to 12/19/06



COVERAGE                        LIMIT           PER
----------------------------  -------------  -------------------------

  Limit of Liability:           $10,000,000     Each Occurrence

                                $10,000,000     Annual Aggregate

  Self Insured Retention:       $ 10,000

  Coverage Extension:           Indemnifies sums insured is legally obligated
                                to pay by reason of legal or contractual liability for damages due to bodily injury or property damage to third parties. This coverage is excess over scheduled underlying general liability, auto liability and employers liability subject to same conditions and exclusions.

                              QUEST RESOURCE CORP.

                               POLLUTION LIABILITY



Company:     Chubb Group Insurance

Coverage:    We  will  pay  for  those  sums  that the insured  becomes  legally obligated to pay as compensatory damages because of "bodily injury" or "property damage." Subject to policy conditions and exclusions. (SEE POLICY FOR EXCLUSIONS)


Limits:         $1,000,000  Each Pollution Limit
                $2,000,000  Aggregate Limit

Deductible:     $   10,000  Per Pollution Claim

Retro Date:     December 19, 2003



Conditions: THIS IS A CLAIMS MADE POLICY. Except as otherwise provided it applies only to claims made against the insured during the policy period. Please read your policy carefully.


               [graphic omitted] AMERICAN INTERNATIONAL COMPANIES

[ ] AIU Insurance Company                               [ ] Granite State Insurance Company
[ ] American Home Assurance Company                     [ ] Illinois National Insurance Company
[ ] American International South Insurance Company      [X] National Union Fire Insurance Co. of Pittsburgh, Pa.
[ ] Birmingham Fire Insurance Company of Pennsylvania   [ ] New Hampshire Insurance Company


                (each of the above being a capital stock company)


POLICY NUMBER: 626-21-61        REPLACEMENT OF POLICY NUMBER: 490-72-51

              EXECUTIVE AND ORGANIZATION LIABILITY INSURANCE POLICY

NOTICE: COVERAGES A, B AND C ARE CLAIMS MADE. THE COVERAGE OF THIS POLICY IS GENERALLY LIMITED TO LIABILITY FOR CLAIMS THAT ARE FIRST MADE AGAINST THE INSUREDSAND CRISIS FIRST OCCURRING DURING THE POLICY PERIOD AND REPORTED IN WRITING TO THE INSURER PURSUANT TO THE TERMS HEREIN. PLEASE READ THIS POLICY CAREFULLY AND REVIEW ITS COVERAGE WITH YOUR INSURANCE AGENT OR BROKER.

NOTICE: AMOUNTS INCURRED FOR LEGALDEFENSE SHALL REDUCE THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS, AND SHALL BE APPLIED AGAINST THE RETENTION AMOUNT.

NOTICE: THE INSURER DOES NOT ASSUME ANY DUTY TO DEFEND. THE INSURER MUST ADVANCE DEFENSE COSTS, EXCESS OF THE APPLICABLERETENTION, PURSUANT TO THE TERMS HEREIN PRIOR TO THE FINAL DISPOSITION OF A CLAIM.

NOTICE: TERMS APPEARING IN BOLD FACE TYPE HAVE SPECIAL MEANING. SEE CLAUSE 2 OF THE POLICY.

                                  DECLARATIONS

ITEMS

1     NAMED ENTITY:             QUEST RESOURCE CORPORATION
      (herein "Named Entity")

1(a)  MAILING ADDRESS:          9520 N. MAY AVENUE
                                SUITE 300
                                OKLAHOMA CITY, OK 73120

1(b)  STATE OF INCORPORATION/FORMATION:  Nevada

2     POLICY PERIOD: From: March 10, 2006       To: March 10, 2007
      12:01 A.M. standard time at the address stated in Item 1(a)

3     POLICY AGGREGATE LIMIT OF LIABILITY
      (herein "Limit of Liability")
      For all Loss, in the aggregate, under this policy
      including Defense Costs:                          $10,000,000

4     RETENTION:  Not applicable to Non-indemnifiable Loss and certain
      Defense Costs -
      (See Clause 6 for details.)

4(a)  Securities Claims:  $250,000      4(b) Employment Practices
                                             Claims: $100,000

4(c)  All other Claims:   $100,000



ITEMS (continued)

5     CONTINUITY DATE (herein "Continuity Date")

5(a)  Coverages A and B, other than     5(b)  Outside Entity            The date on which
      Outside Entity Executive                Executive coverage,       the Insured Person
      coverage:         March 10, 2005        including Coverage C:     first served as an
                                                                        Outside Entity
                                                                        Executive of such
                                                                        Outside Entity.



5(c)  Coverage D:       March 10, 2005

6     PREMIUM:   $141,750

      Premium for Certified Acts of Terrorism Coverage under Terrorism Risk Insurance Act 2002: Not applicable, coverage rejected by insured. Any coverage provided for losses caused by an act of terrorism as defined by TRIA (TRIA Losses) may be partially reimbursed by the United States under a formula established by TRIA as follows: 90% of TRIA Losses in excess of the insurer deductible mandated by TRIA, the deductible to be based on a percentage of the insurer's direct earned premiums for the year preceding the act of terrorism.
      A copy of the TRIA disclosure sent with the original quote is attached hereto.

7     CRISISFUNDsm limit:
                                              Additional CRISISFUNDsm
7(a)  Crisis Loss: $0                   7(b)  for Delisting Crisis Loss: $0

8     NAME AND
      ADDRESS OF INSURER (herein "Insurer"):
      National Union Fire Insurance Company of Pittsburgh, Pa.
      175 Water Street
      New York, NY 10038

      This policy is issued only by the insurance company indicated in this Item 8.

                                Schedule 3.20(b)

                Notice of Non-Compliance with Environmental Laws
                ------------------------------------------------

     1. Bluestem received a Notice of Violation from the Oklahoma Department of Environmental Quality, dated May 27, 2005, regarding compliance with Permit 2001-133-C (M-1) at the West Lenapah Compressor Station.

     2. Bluestem received a Notice of Violation from the Oklahoma Department of Environmental Quality, dated August 23, 2005, regarding permit compliance at the Keeton Tap Compressor Station.

     3. Bluestem received a Notice of Violation from the Oklahoma Department of Environmental Quality, dated October 14, 2005, regarding permit compliance at the R&H Farmland Compressor Station.

                                Schedule 3.20(d)

                                    Releases
                                    --------

     See the matters disclosed in the following environmental reports of O & G Environmental Consulting, LLC made available to Buyers:

          (a) Report dated September of 2002;

          (b) Report dated May of 2003; and

          (c) Two reports dated December of 2003.

                                  Schedule 3.21

                               Material Contracts
                               ------------------

     1. See Schedule 3.3 with respect to Item 2 only.

                                  Schedule 3.25

                                  Benefit Plans
                                  -------------

Quest Resource Corporation 401(k) Profit Sharing Plan

Quest Resource Corporation 2005 Omnibus Stock Award Plan

Quest Resource Corporation Management Annual Incentive Plan

                                  Schedule 3.26

                               Affiliate Contracts
                               -------------------

     1. The Gas Gathering Agreement, dated December 22, 2003, between Quest Cherokee and Bluestem will be terminated upon consummation of the Transactions.

     2. Issuer and Bluestem will use various vehicles and other filed equipment owned or leased by QRC and its Affiliates.

     3. Assets owned, leased or licensed by QRC and its affiliates will be used in providing general administrative services to the Partnership Parties.

     4. See Schedule 3.3 with respect to Item 2 only.

                                  Schedule 3.34

                                  Brokers' Fee
                                  ------------

     In connection with the closing of the Transactions, broker, finder or similar fees or commissions will be paid to the following parties:

     1.   Friedman, Billings, Ramsey & Co., Inc.--$4,500,000

     2.   Johnson Rice & Company L.L.C.--$375,000

     3.   A.G. Edwards & Sons, Inc.--$375,000

                                    EXHIBIT A


      1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:

          (1) "Acquisition" shall have the meaning set forth in the recitals to this Agreement.

          (2) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other
Person, whether through the ownership of voting securities, by contract or otherwise.

          (3) "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          (4) "Alerian" shall have the meaning set forth in the preamble to this Agreement.

          (5) "Approved Working Capital Facility" shall have the meaning set forth in Section 5.4(a).

          (6)  "Benefit  Plans"  shall  have the  meaning  set forth in  Section
3.25(a).

          (7) "Bluestem" shall have the meaning set forth in Section 2.4(c)(i).

          (8) "Bluestem Limited Liability Company Agreement" shall mean the Limited Liability Company Agreement of Bluestem, dated as of December 15, 2003.

          (9) "Buyer" and "Buyers" shall have the meanings set forth in the preamble to this Agreement.

          (10) "Buyer Indemnitees" shall have the meaning set forth in Section 6.2(a).

          (11)  "CERCLA"  means  the   Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., as amended.

          (12) "Class A Subordinated Unit" shall have the meaning set forth in the Partnership Agreement.

          (13) "Class B Subordinated Unit" shall have the meaning set forth in the Partnership Agreement.

          (14) "Closing" shall have the meaning set forth in Section 2.3.

          (15) "Closing Date" shall have the meaning set forth in Section 2.3.

          (16) "Code" means the Internal Revenue Code of 1986, as amended.

          (17) "Common Unit" shall have the meaning set forth in the Partnership Agreement.

          (18) "Contribution Agreement" shall have the meaning set forth in the recitals to this Agreement.

          (19) "Cushing GP Fund" shall have the meaning set forth in the preamble of this Agreement.

          (20) "Cushing MLP Fund" shall have the meaning set forth in the preamble of this Agreement.

          (21) "Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

          (22) "Disclosure Schedule" means the disclosure schedule of Issuer and GP referred to in, and delivered pursuant to, this Agreement.

          (23) "Environmental Laws" means all federal, state and local laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including laws relating to Hazardous Substances (including ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances, laws relating to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and laws relating to the management and use of natural resources.

          (24)  "Environmental  Permits"  shall  have the  meaning  set forth in
Section 3.13(a).

          (25) "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

          (26) "FERC" means the Federal Energy Regulatory Commission or any successor thereto.

          (27) "Financial Statements" means (i) the audited balance sheet of QRC as at December 31, 2005 and the audited statement of income and cash flows of QRC for the fiscal year then ended, and (ii) the unaudited balance sheet of QRC as at September 30, 2006 and the unaudited statement of income and cash flows of QRC for the nine (9) month period then ended, including, in each case, the notes thereto.

          (28) "GAAP" means generally accepted accounting principles as used in the United States in effect from time to time.

          (29) "General Partner Unit" shall have the meaning set forth in the Partnership Agreement.

          (30) "Governmental Authority" means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.

          (31) "GP Limited Liability Company Agreement shall mean the Amended and Restated Limited Liability Company Agreement of GP, dated as of the date hereof.

          (32) "Hazardous Substances" means (i) any petrochemical or petroleum products, radioactive materials, explosive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain levels of polychlorinated biphenyls, (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect under Environmental Laws or (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

          (33) "HCM" shall have the meaning set forth in the preamble to this Agreement.

          (34) "Huizenga" shall have the meaning set forth in the preamble to this Agreement.

          (35) "Incentive Distribution Rights" shall have the meaning set forth in the Partnership Agreement.

          (36)  "Indicated  Units"  shall have the  meaning set forth in Section
2.1.

          (37)  "Indicated  Purchase  Price" shall have the meaning set forth in
Section 2.2.

          (38) "Indemnified Party" shall have the meaning set forth in Section 6.4(a).

          (39) "Indemnifying Party" shall have the meaning set forth in Section 6.4(a).

          (40) "Indicated  Member Interests" shall have the meaning set forth in
Section 2.2.

          (41) "Investor Representatives" shall mean the members of the Board of Directors of GP designated by Swank and Alerian pursuant to the terms of the Investors' Rights Agreement.

          (42) "Investors' Rights Agreement" shall have the meaning set forth in
Section 2.4(a)(iv).

          (43) "Issuer" shall have the meaning set forth in the preamble to this Agreement.

          (44) "Issuer's Knowledge" means the actual knowledge of an executive officer of QRC or the Partnership Parties after reasonable inquiry. For purposes of this definition the executive officers of QRC and the Partnership Parties are Jerry Cash, David Grose and Randy Hoover.

          (45) "Losses" shall have the meaning set forth in Section 6.2(a).

          (46)  "Material  Adverse  Effect"  shall have the meaning set forth in
Section 3.1.

          (47) "Material Contracts" shall mean, as of the date of this Agreement, all contracts, agreements, personal property leases, commitments, understandings or instruments of any Partnership Party or by which any Partnership Party is bound with a value in excess of $250,000 or with annual payments greater than $100,000, other than any leases.

          (48) "Midstream Agreement" shall have the meaning set forth in Section 4.3(b)(viii).

          (49) "Omnibus Agreement" shall have the meaning set forth in Section 2.4(b)(ix).

          (50) "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P. dated as of the date hereof.

          (51) "Partnership Parties" shall have the meaning set forth in Section 3.1.

          (52) "Permits" shall have the meaning set forth in Section 3.21.

          (53) "Person" means any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

          (54)  "Pro-Forma  Balance  Sheet"  shall have the meaning set forth in
Section 3.12(b).

          (55) "QRC" shall have the meaning set forth in the preamble to this Agreement.

          (56) "QRC Material Adverse Effect" shall have the meaning set forth in
Section 3.1.

          (57) "Quest Parties" shall have the meaning set forth in Section 3.1.

          (58) "Registration Rights Agreement" shall have the meaning set forth in Section 2.4(a)(ii).

          (59) "Seller Indemnitors" shall have the meaning set forth in Section 6.2(b).

          (60) "SIP" shall have the meaning set forth in the preamble to this Agreement.

          (61) "Subordinated Units" shall mean the Class A Subordinated Units and the Class B Subordinated Units.

          (62) "Subsidiary" of any Person (the "Subject Person") means any Person, whether incorporated or unincorporated, of which (i) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (ii) a general partner interest or (iii) a managing member interest, is directly or indirectly owned or controlled by the Subject Person or by one or more of its respective Subsidiaries.

          (63) "Survival Period" shall have the meaning set forth in Section 6.1(c).

          (64) "Swank" shall have the meaning set forth in the preamble to this Agreement.

          (65) "Swank MLP Fund" shall have the meaning set forth in the preamble to this Agreement.

          (66) "Tax" means any tax, charge, fee, levy, penalty or other assessment imposed by any U.S. federal, state, local or foreign taxing authority, including any excise, property, income, sales, transfer, franchise, payroll, withholding, social security or other tax, including any interest, penalties or additions attributable thereto.

          (67) "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information) supplied or required to be supplied to any authority with respect to Taxes and including any supplement or amendment thereof.

          (68) "Tortoise" shall have the meaning set forth in the preamble to this Agreement.

          (69) "Total Invested Amount" shall mean the sum of the aggregate purchase prices paid by the Buyers for the purchase of Common Units, as shown in
Section 2.1.

          (70) "Transaction Documents" shall mean this Agreement, the Partnership Agreement, the GP Limited Liability Company Agreement, the Bluestem Limited Liability Company Agreement, the Registration Rights Agreement, the Investors' Rights Agreement, the Contribution Agreement, the Midstream Agreement, the Omnibus Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

          (71)  "Transaction  Expenses"  shall  have the  meaning  set  forth in
Section 5.4(c).

          (72) "Transactions" shall have the meaning set forth in Section 3.1.

          (73) "Working Capital" shall mean the Partnership Parties' combined current assets minus current liabilities as determined in accordance with GAAP.

      1.2 Interpretations. Unless expressly provide for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

          (1) no consideration may be given to the captions of the articles, sections or subsections, or to the Table of Contents, all of which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

          (2) no consideration may be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement;

          (3) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

          (4) the word "includes" and its derivatives means "includes, but is not limited to," and corresponding derivative expressions;

          (5) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

          (6) the meanings of the defined terms are applicable to both the singular and plural forms thereof;

          (7) all references to prices, values or monetary amounts refer to United States dollars;

          (8) all references to articles, sections, subsections, paragraphs, clauses, exhibits or schedules refer to articles, sections, subsections, paragraphs and clauses of this Agreement, and to exhibits or schedules attached to this Agreement, unless expressly provided otherwise;

          (9) each exhibit and schedule to this Agreement is a part of this Agreement and references to the term "Agreement" are deemed to include each such exhibit and schedule to this Agreement except to the extent that the context indicates otherwise, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit or schedule, the provisions of the main body of this Agreement will prevail;

          (10) the words "this Agreement," "herein," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision, unless expressly so limited;

          (11) the word "or" is disjunctive but not necessarily exclusive; and

          (12) all references to agreements or Laws are deemed to refer to such agreements or Laws as amended or as in effect at the applicable time.

                                    EXHIBIT B
                                    ---------


                    [Attached as Exhibit 10.5 to the Form 8-K filed by Quest Resource Corporation on December 29, 2006]

                                    EXHIBIT C
                                    ---------


                    [Attached as Exhibit 10.4 to the Form 8-K filed by Quest Resource Corporation on December 29, 2006]

                                    EXHIBIT D
                                    ---------

                    [Attached as Exhibit 10.2 to the Form 8-K filed by Quest Resource Corporation on December 29, 2006]

                                    EXHIBIT E
                                    ---------

                          Legal Opinion of Baker Botts


BAKER BOTTS LLP



December 22, 2006
077617.0102
Alerian Opportunity Partners IV, LP
c/o Alerian Opportunity Advisors IV, LLC
45 Rockefeller Plaza, Suite 2000
New York, NY 10111

Swank MLP Convergence Fund, LP
Swank Investment Partners, LP
The Cushing MLP Opportunity Fund I, LP
The Cushing GP Strategies Fund, LP
c/o Swank Capital, LLC
Oak Lawn Ave, Suite 650
Dallas, TX 75219

Tortoise Capital Resources Corporation
10801 Mastin Blvd., Suite 222
Overland Park, KS 66210

Huizenga Opportunity Partners, LP
HCM Energy Holdings, LLC
c/o Huizenga Capital Management
2215 York Road, Suite 500
Oak Brook, IL 60523

                          Quest Midstream Partners, L.P.

Ladies and Gentlemen:

           This opinion is provided to you pursuant to Section 2.4(b)(iii) of the Purchase Agreement dated December 22, 2006 (the "Purchase Agreement"), among Quest Midstream Partners, L.P., a Delaware limited partnership ("Issuer"), Quest Midstream GP, LLC, a Delaware limited liability company ("GP"), Quest Resource Corporation, a Nevada corporation ("QRC"), and Alerian Opportunity Partners IV, LP, Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP, Tortoise Capital Resources Corporation, Huizenga Opportunity Partners, LP and HCM Energy Holdings, LLC (collectively, the "Buyers"), pursuant to which the Buyers have agreed to purchase from Issuer, an aggregate of 4,864,866 common units in Issuer (the "Common Units") and a 15% membership interest in GP (the "Member Interest," and

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 2


collectively with the Common Units, the "Purchased Units"). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Purchase Agreement.

           As a basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of the following:

          (i)  the Purchase Agreement;

          (ii) the First Amended and Restated Agreement of Limited Partnership of Issuer dated as of the date hereof, among QRC and GP (the "Partnership Agreement");

          (iii) the Amended and Restated Limited Liability Company Agreement of GP dated as of the date hereof, among QRC, Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP and Alerian Opportunity Partners IV, LP (the "GP Limited Liability Company Agreement");

          (iv) the Contribution, Conveyance and Assumption Agreement dated as of the date hereof, by and among Issuer, Bluestem Pipeline, LLC ("Bluestem"), QRC, Quest Cherokee, LLC, STP Cherokee, LLC, Quest Oil & Gas, LLC, Quest Energy Service, LLC, Ponderosa Gas Pipeline Company, LLC, Producers Service LLC and J-W Gas Gathering, LLC (the "Contribution Agreement");

          (v) the Registration Rights Agreement dated as of the date hereof, among Issuer and the Buyers (the "Registration Rights Agreement");

          (vi) the Investors' Rights Agreement dated as of the date hereof among Issuer, GP, QRC and the Buyers (the "Investors Rights Agreement");

          (vii) the Midstream Services and Gas Dedication Agreement dated as of the date hereof, among QRC and Bluestem (the "Midstream Agreement");

          (viii) the Omnibus Agreement dated as of the date hereof, among Issuer, GP and Bluestem (the "Omnibus Agreement" and collectively with the Purchase Agreement, the Partnership Agreement, the GP Limited Liability
     Company Agreement, the Contribution Agreement, the Registration Rights Agreement, the Investors' Rights Agreement and the Midstream Agreement, the "Transaction Documents");

          (ix) the certificate of limited partnership of Issuer as amended to date, and the certificate of formation of GP as amended to date;

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 3


          (x) partnership records of Issuer, including certain resolutions duly adopted by the Board of Directors of the General Partner, as furnished to us by Issuer;

          (xi) limited liability company records of GP, including certain resolutions duly adopted by the Board of Directors of the General Partner, as furnished to us by GP;

          (xii) certificates of public officials and of representatives of QRC, Issuer, GP and Bluestem; and

          (xiii) statutes and other instruments and documents as we have deemed necessary or advisable for purposes of the opinions expressed below.

          On the basis of the foregoing, and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that:

          1. GP is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is contemplated to be conducted subsequent to the Closing Date and to act as general partner of Issuer. Issuer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease, and operate its properties and to carry on its business as is contemplated to be conducted subsequent to the Closing Date. Each of GP and Issuer is duly qualified, registered or licensed to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction set forth next to its name on Annex I to this opinion.

          2. Each of GP and Issuer has the limited liability company or limited partnership, as the case may be, power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the Transactions. The execution and delivery by each of GP and Issuer of the Transaction Documents to which it is a party and the consummation by GP and Issuer of the Transactions have been duly and validly authorized by GP and Issuer, and no other limited liability company or limited partnership, as the case may be, proceedings on the part of GP or Issuer is necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby. Each of the Transaction Documents to which GP or Issuer is a party has been duly executed and delivered by such party and each Transaction Document constitutes the valid and binding agreement of the Quest Parties party thereto, and is enforceable against the Quest Parties in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 4


(ii)  public   policy,   applicable   law  relating  to  fiduciary   duties  and
indemnification and contribution and an implied covenant of good faith and fair dealing.

          3. GP is the sole general partner of Issuer and, upon Closing, will own 200,000 General Partner Units representing a 2% general partner interest in Issuer; such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and GP owns such General Partner Units free and clear of all liens, encumbrances (except for the requirements of applicable securities laws and restrictions and requirements on transferability described in the Transaction Documents), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act").

          4. Upon Closing, GP will own the Incentive Distribution Rights free and clear of all liens, encumbrances (except for the requirements of applicable securities laws and restrictions and requirements on transferability described in the Transaction Documents), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

          5. Immediately after the Closing, the only issued and outstanding limited partner interests of Issuer will consist of 4,864,866 Common Units, 35,134 Class A Subordinated Units, 4,900,000 Class B Subordinated Units and the Incentive Distribution Rights. All outstanding Common Units, Class A Subordinated Units, Class B Subordinated Units and Incentive Distribution Rights and the partnership interests represented thereby have been duly authorized and, when paid for, issued and delivered pursuant to the Purchase Agreement and
Contribution Agreement, will be validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act), free and clear of any liens (other than those arising under the Transaction Documents or those created by the Buyers) encumbrances (except for the requirements of applicable securities laws and restrictions and requirements on transferability described in the Transaction Documents), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 5


          6. Upon Closing, QRC will own 850 Member Interests in GP, ACM will own 75 Member Interests in GP and Swank will own 75 Member Interests in GP. The Member Interests, and the equity interest in GP represented thereby, have been duly authorized and, when paid for, issued and delivered pursuant to the Purchase Agreement, will be validly issued in accordance with the GP Limited Liability Company Agreement and will be fully paid (to the extent required under the GP Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware Limited Liability Company Act (the "Delaware LLC Act")), free and clear of any liens (other than those arising under the Transaction Documents or those created by the Buyers) encumbrances (except for the requirements of applicable securities laws and restrictions and requirements on transferability described in the Transaction Documents), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming QRC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          7. To our knowledge, there are no outstanding options, warrants, or securities, rights or obligations convertible into or exercisable or exchangeable for, or any right to subscribe for or acquire, any equity securities of GP or Issuer, nor any restriction upon the voting or transfer (except for the requirements of applicable securities laws) of any equity securities of any of GP or Issuer, other than those contained in the Transaction Documents. To our knowledge, other than those contained in the Transaction Documents, there are no antidilution or price adjustment provisions applicable to Issuer's or the GP's securities.

          8. The offering, issuance and sale by Issuer of the Common Units being delivered at the Closing Date, the offering, issuance and sale by GP of the Member Interests being delivered at the Closing Date, the execution, delivery and performance by GP and Issuer of the Transaction Documents to which they are parties and the consummation by GP and Issuer of the Transactions do not and will not: (i) result in any breach of any provision of GP's and Issuer's certificate of formation, certificate of limited partnership, limited liability agreement or partnership agreement, as applicable; (ii) constitute a default (or an event that with notice or lapse of time or both would become a default), give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both), or, except as set forth in the Transaction Documents, result in a lien, under any of the agreements set forth on Annex II to this opinion; (Hi) result in a violation of the Delaware LLC Act, the Delaware LP Act, federal law or any order, judgment, injunction, decree or other restriction of any court or governmental authority known to us to which GP and Issuer is subject or by which any property or asset of GP and Issuer is bound or affected, which conflicts, defaults, terminations, amendments, acceleration or cancellation rights, breaches, violations or liens in the case of clauses (ii) or (Hi) would have, individually or in the aggregate, a Material Adverse Effect, as the case may be; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud statutes rules or regulation.

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 6


          9. No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority under the Delaware LP Act, the Delaware LLC Act or federal law is necessary for the offering, issuance and sale by Issuer of the Common Units being delivered at the Closing Date, the offering, issuance and sale by GP of the Member Interests being delivered at the Closing Date, the execution, delivery and performance by GP and Issuer of the Transaction Documents to which they are parties and the consummation by GP and Issuer of the Transactions, other than (i) any required filings or registrations required pursuant to state or federal securities laws, rules or regulations, or pursuant to the rules of any stock exchange in connection with the performance of the terms of the Registration Rights Agreement, as to which we do not express an opinion, (ii) for such consents that have been obtained or made, and (iii) for such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

          10. Neither the GP nor Issuer is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          11.  The issuance  and sale  of the  Purchased Units  pursuant  to the
Purchase  Agreement  is  exempt  from  the  registration   requirements  of  the
Securities Act of 1933, as amended.

     The opinions set forth above are subject to the following assumptions, qualifications and limitations:

          A. We have assumed due authorization, execution and delivery of the Transaction Documents by all parties except for GP and Issuer.

          B. We have assumed due incorporation or formation of all Quest Parties except for GP and Issuer.

          C. As to matters of fact, we have assumed that all representations and warranties made by the Quest Parties and Buyers in the Purchase Agreement are true and correct.

          D. We have relied, without independent investigation, with respect to matters of fact, upon certificates of officers and employees of the Quest Parties and upon information obtained from public officials.

          E. We have assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine.

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 7


          F. With respect to the opinions expressed in paragraph 1 as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of Issuer and GP, we have based our opinions solely on certificates of foreign . qualification or registration provided by the Secretary of State of the states listed on Annex 1.

          G. With respect to the opinions expressed in clause (i) of paragraphs 3, 4, 5 and 6, respectively, we have based our opinions solely on reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of the State of Delaware naming Issuer and GP, or one of more or them, as debtors.

          H. With respect to the opinion expressed in paragraph 2, we express no opinion as to the enforceability of: (i) any severability, reformation, release, indemnification, contribution or exculpation provisions contained in the Transaction Documents; (ii) any provision of the Transaction Documents purporting to impose restrictions on competition; (iii) any mediation or arbitration provisions contained in the Transaction Documents; (iv) any provision of the Transaction Documents requiring that amendments be in writing;
(v) any provision of the Transaction Documents in which the parties thereto agree to agree in the future on an item, event, provision, treatment or modification; (vi) any provision of the Transaction Documents purporting to disclaim express or implied warranties; or (vii) provisions purporting to waive rights to notices, objections, demands, legal defenses or other rights or benefits that cannot be waived under applicable law.

          I. In expressing our opinion in paragraph 9 we do not intend to express any opinion as to the matters addressed in our opinion in paragraph 11.

          In the foregoing opinions and statements, phrases such as "to our knowledge" and "known to us," and references to facts or matters coming "to our attention," and any phrases or references with equivalent wording, refer to the conscious awareness of information by the lawyers of our firm who have prepared this opinion, signed this opinion or have been actively involved in assisting and advising Issuer or GP in connection the offer and sale of the Purchased Units.

          The opinions set forth above are limited in all respects to the federal laws of the United States of America, the Delaware LP Act and the Delaware LLC Act, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction. Further, we do not express any opinion with respect to the title of any of the Quest Parties to any of their respective real or personal property purported to be transferred by the Contribution Agreement, nor with respect to the accuracy of the descriptions or references to any real or personal property, and we assume that the descriptions of interests in real or personal property described in the Contribution Agreement are accurate and describe the interests to be conveyed thereby (and that references in the Contribution Agreement to other instruments of

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 8


record are correct and that such recorded instruments contain legally sufficient property descriptions). Further, we do not express any opinion with respect to
(i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of Issuer or any of the Quest Parties may be subject.

          This opinion letter is being furnished to you in connection with the offer and sale of the Purchased Units and may be relied upon only by you. No other use or distribution of this opinion letter may be made without our prior written consent. This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.

                                Very truly yours,

                                /s/ Baker Botts L.L.P.






JD/LLT/EFG

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 9




                                                                       Annex I

                             Foreign Qualifications


Entity                               State(s) of Foreign Qualification
----------------------------------   ----------------------------------
Issuer............................   Kansas
                                     Oklahoma

GP...............................    Kansas
                                     Oklahoma

BAKER BOTTS LLP
Alerian Opportunity Partners IV, LP, et al.                  December 22, 2006
Page 10



                                                                      Annex II


                               Material Contracts


1       Purchase Agreement

2.      Partnership Agreement

3       GP Limited Liability Company Agreement

4.      Registration Rights Agreement

5.      Investors' Rights Agreement

6.      Contribution Agreement

7.      Midstream Agreement

8.      Omnibus Agreement

                                    EXHIBIT F
                                    ---------

                     Opinion of Stinson Morrison Hecker LLP


[GRAPHIC OMITTED]




December 22, 2006


TO:   THE OPINION RECIPIENTS LISTED ON SCHEDULE I ATTACHED HERETO

      Re:  Quest Midstream Partners, L.P.

Ladies & Gentlemen:

     We have acted as counsel for Quest Resource Corporation, a Nevada corporation ("QRC"), Bluestem Pipeline, LLC, a Delaware limited liability company ("Bluestem"), and Quest Cherokee, LLC, a Delaware limited liability company ("Quest Cherokee"), in connection with the Purchase Agreement (the "Purchase Agreement") dated as of December 22, 2006 among Quest Midstream Partners, L.P. ("MLP"), Quest Midstream GP, LLC ("GP"), QRC, Alerian Opportunity Partners IV, LP ("Alerian"), Swank MLP Convergence Fund, LP ("Swank MLP Fund"), Swank Investment Partners, LP ("Swank Investment Partners"), The Cushing MLP Opportunity Fund I, LP ("Cushing MLP Fund"), The Cushing GP Strategies Fund, LP ("Cushing GP Fund"), Tortoise Capital Resources Corporation ("Tortoise"), Huizenga Opportunity Partners, LP ("Huizenga") and HCM Energy Holdings, LLC ("HCM" and together with Alerian, Swank MLP Fund, Swank Investment Partners, Cushing MLP Fund, Cushing GP Fund, Tortoise and Huizenga, collectively, the "Investors") and the related Transaction Documents (defined below). This opinion letter is delivered to you at the request of QRC pursuant to Section 2.4(b) of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.

     Our opinions and statements expressed herein are restricted to matters governed by (a) with respect to the opinions and confirmations given as to Bluestem set forth in opinion paragraphs 1 (first sentence), 2, 5, 6(i), 6(iii), 7 and 8, and the opinions given as to Quest Cherokee set forth in opinion paragraphs 1 (first sentence) and 2, the Delaware Limited Liability Company Act, 6 Del. Code Ann. ss.ss. 18-101 et seq., (b) with respect to the opinions and confirmations set forth in opinion paragraphs 6(iii) and 7, the federal laws of the United States of America, and (c) with respect to the opinion set forth in opinion paragraph 3, the laws of the State of Kansas. Except as indicated in the preceding sentence, we express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the statutes, ordinances, rules and regulations of counties, towns, municipalities and special political subdivisions of the State of Kansas. To the extent that any agreement, certificate, document, decree, order, pleading, record or paper covered by, or reviewed or otherwise relied upon by us in connection with giving, a particular opinion or confirmation set forth in this opinion letter (each, a "Reviewed Document") is governed by or subject to the laws of any state or other jurisdiction not specified above in this paragraph with respect to such opinion or confirmation, we have assumed that the laws of such state or jurisdiction (without regard to conflicts of law principles) are substantively identical to the laws of the State of Kansas.

     In connection with this opinion letter, we have examined originally executed counterparts or other copies identified to our satisfaction of the following documents:

     (a)  the Purchase Agreement;

     (b) the Investors' Rights Agreement dated as of the date hereof among MLP, GP, QRC and the Investors;

     (c) the Contribution, Conveyance and Assumption Agreement dated as of the date hereof (the "Contribution Agreement") among MLP, GP, QRC, Bluestem and the Subsidiaries of QRC designated therein;

     (d) the First Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P. dated as of the date hereof among GP, QRC, and the Investors;

     (e) the Omnibus Agreement dated as of the date hereof (the "Omnibus Agreement") among MLP, GP, Bluestem and QRC;

     (f) the Midstream Services and Gas Dedication Agreement dated as of the date hereof (the "Midstream Services Agreement") between Bluestem and QRC;

     (g) the Amended and Restated Limited Liability Company Agreement of Quest Midstream GP, LLC dated as of the date hereof among QRC, Alerian, Swank MLP Fund, Swank Investment Partners, Cushing MLP Fund, and Cushing GP Fund;

     (h) the Registration Rights Agreement dated as of the date hereof among MLP and the Investors;

     (i) the certificates of formation, the limited liability company agreements and the authorizing resolutions of Quest Cherokee, Bluestem and GP listed on Annex I.A. attached hereto, in each case certified to us as of the date hereof by Jerry D. Cash and David E. Grose;

     (j) the certificate of limited partnership, the agreement of limited partnership and the authorizing resolutions of MLP listed on Annex

          I.A.  attached hereto,  certified to us as of the date hereof by Jerry
          D. Cash and David E. Grose;

     (k) the Certificates of Good Standing with respect to QRC, Bluestem and Quest Cherokee listed on Annex I.B. attached hereto;

     (l) the written reports from CT Corporation of its search of the records of the Office of the Secretary of State of the State of Nevada with respect to financing statements filed against the name of QRC under the Uniform Commercial Code of Nevada as of December 13, 2006 (the "Nevada Search") and its search of the records of the Office of the Secretary of State of the State of Delaware with respect to financing statements filed against the name of MLP under the Uniform Commercial Code of Delaware as of December 11, 2006 (the "Delaware Search");

     (m) three (3) letters of release, each dated as of the date hereof (collectively, the "Release Letters") addressed to Bluestem, Quest Cherokee and QRC, acknowledged by Quest Cherokee and QRC and signed by Guggenheim Corporate Funding, LLC ("Guggenheim"), as Administrative Agent, which separately pertain to each of the three (3) existing credit facilities defined in Schedule 3.3 of the Disclosure Schedule (and also for purposes of this opinion letter) as the "Guggenheim Credit Facilities"; and

     (n) such other agreements, certificates, documents, records and papers including, without limitation, certificates of public officials and certificates of representatives of QRC or Bluestem, as we have deemed appropriate, in our professional judgment, to give the opinions and confirmations set forth below.

The documents specified in items (a) through (h) above are hereinafter collectively called the "Transaction Documents" and individually, a "Transaction Document"; and the Transaction Documents and the Release Letters are hereinafter collectively called the "Subject Documents" and individually, a "Subject Document."

     In issuing this opinion letter, with your permission, we have assumed, without independent investigation on our part, that (a) each Reviewed Document submitted to us as an original is authentic; (b) each Reviewed Document submitted to us as a certified, conformed, telecopied, photostatic, electronic or execution copy conforms to the original of such document, and each such original is authentic; (c) all signatures appearing on Reviewed Documents are genuine; (d) each party to a Subject Document (other than Bluestem or Quest Cherokee) has the requisite power and authority (corporate, limited liability, partnership or other) to execute, deliver and perform its obligations under such Subject Document; (e) the execution, delivery and performance of each Subject Document have been duly authorized by all requisite corporate, limited liability, partnership or other action on the part of, and each Subject Document has been duly executed and delivered by, the parties thereto other than Bluestem and Quest Cherokee, and each Subject Document (other than the Midstream Services Agreement) is, under all applicable laws, the valid and binding obligation of the parties thereto enforceable against such parties in accordance with its terms; (f) all natural persons who have signed or will sign any of the Reviewed Documents had, or will have, as the case may be, the legal capacity to do so at the time of such signature; (g) excluding Reviewed Documents, there is no agreement, understanding, course of dealing or performance, usage of trade or writing defining, supplementing, amending, modifying, waiving or qualifying the terms of any of the Subject Documents; (h) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the transactions contemplated by the Subject Documents (collectively, the "Transactions"); (i) the conduct of all of the parties and their respective agents in connection with the Subject Documents has complied with any requirement of good faith and fair dealing; (j) in all executed copies of the Subject Documents delivered in connection with the closing of the Transactions, all blank spaces have been or shall be properly completed and all exhibits and schedules referred to therein have been or shall be attached in their final forms, and none of the completions or attachments are or shall be inconsistent with the forms which we have reviewed; and (k) the statements, recitals, representations and warranties as to manners of fact set forth in the Subject Documents are accurate and complete.

     Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that as of this date:

     1. Each of Bluestem and Quest Cherokee is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties, and to carry on its business as is now being conducted, as described in QRC's Form 10-K for the year ended December 31, 2005, as amended, or in any subsequent filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (collectively, the "SEC Filings"). Based solely upon our review of the Certificates of Good
Standing regarding Bluestem identified on Annex I.B. hereto, Bluestem is qualified to do business as a foreign limited liability company, and is in good standing, under the laws of the State of Kansas and the State of Oklahoma. Based solely upon our review of the Certificates of Good Standing regarding Quest Cherokee identified on Annex I.B. hereto, Quest Cherokee is qualified to do business as a foreign limited liability company, and is in good standing, under the laws of the State of Kansas and the State of Oklahoma. Based solely upon our review of the Certificates of Good Standing regarding QRC identified on Annex I.B. hereto, QRC is qualified to do business as a foreign corporation, and is in good standing, under the laws of the State of Kansas and the State of Oklahoma.

     2. Each of Bluestem and Quest Cherokee has the limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the Transactions of Bluestem or Quest Cherokee, as applicable, thereunder. The execution and delivery by each of Bluestem and Quest Cherokee of the Transaction Documents to which it is a party, and the consummation by each of Bluestem and Quest Cherokee of its Transactions thereunder, have been duly and validly authorized by Bluestem or Quest Cherokee, as applicable, and no other limited liability company proceedings on the part of Bluestem or Quest Cherokee are necessary to authorize the Transaction Documents to which it is a party or to consummate the Transactions of Bluestem or Quest Cherokee, as applicable, contemplated thereby. Each of the Transaction Documents to which Bluestem or Quest Cherokee is a party has been duly executed and delivered by Bluestem or Quest Cherokee, as applicable.

     3. The Midstream Services Agreement constitutes the valid and binding agreement of Bluestem and QRC and is enforceable against Bluestem and QRC in accordance with its terms.

     4. Upon the consummation of the Acquisition, QRC will own the Class A Subordinated Units and the Class B Subordinated Units of MLP free and clear of all liens, encumbrances, security interests, charges and other claims (except for the requirements of applicable securities laws on transferability and for the restrictions and requirements contained in the Transaction Documents) (i) in respect of which a financing statement under the Uniform Commercial Code of Nevada naming QRC as debtor is on file as of a recent date in the Office of the Secretary of State of the State of Nevada (based solely upon our review of the Nevada Search) or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act, and except, in the case of either (i) or (ii), security interests in favor of Guggenheim as agent for the lenders under the Guggenheim Credit Facilities.

     5. Upon the consummation of the Acquisition, MLP will be the sole member of Bluestem with a 100% membership interest in Bluestem; such membership interest has been duly authorized and validly issued in accordance with the Bluestem Limited Liability Company Agreement and is fully paid (to the extent required under the Bluestem Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware Limited Liability Company Act); and upon the consummation of the Acquisition and upon the effectiveness of the Release Letters, MLP will own such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (except for the requirements of applicable securities laws on transferability and the restrictions and requirements contained in the Bluestem Limited Liability Company Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming MLP as debtor is on file as of a recent date in the Office of the Secretary of State of State of Delaware (based solely upon our review of the Delaware Search) or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware Limited Liability Company Act.

     6. The execution and delivery by each of QRC and Bluestem of each Transaction Document to which it is a party do not, and the performance of its obligations and the consummation of the Transactions of QRC or Bluestem, as applicable, thereunder will not: (i) with respect to Bluestem, conflict with, or result in a breach of any provision of, the certificate of formation of Bluestem and the Bluestem Limited Liability Company Agreement; (ii) constitute a default (or an event that with notice or lapse of time or both would become a default), give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both), or result in a lien on any of the equity interests in MLP, GP or Bluestem or any of their assets, under any of the agreements set forth on Annex II to this opinion letter, except as set forth in the Transaction Documents and except for security interests and liens on any equity interests in MLP or GP owned by the Quest Entities (as defined in the Omnibus Agreement) in favor of Guggenheim as agent for the lenders under the Guggenheim Credit Facilities; or (iii) result in a violation of the Delaware Limited Liability Company Act or federal law or any order, judgment, injunction or decree, of which we have knowledge, of any court or other governmental authority to which QRC or Bluestem is subject or by which any property or asset of QRC or Bluestem is bound or affected; which defaults, rights of termination, cancellation, amendment or acceleration, liens or violations in the case of clause (ii) or (iii) above would have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect, as the case may be; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws or other anti-fraud statutes, rules or regulations.

     7. No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority under the Delaware Limited Liability Company Act or federal law is necessary for the execution and delivery by QRC or Bluestem of, and the performance of its obligations under, the Transaction Documents to which it is a party or for the consummation by QRC or Bluestem of the Transactions contemplated by such Transaction Documents, other than (i) required filings or registrations required pursuant to state or federal securities laws, rules or regulations, as to which we do not express an opinion, or pursuant to the rules or any stock exchange in connection with the performance of the terms of the Registration Rights
Agreement, (ii) such consents as have been obtained or made, (iii) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained, made or given, would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, and (iv) such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Transaction Documents and (C) are expected in the reasonable judgment of QRC or Bluestem, as applicable, to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions.

     8. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or any right to subscribe for or acquire, any equity securities of Bluestem, nor is there any restriction upon the voting or transfer of any equity securities of Bluestem, pursuant to the Bluestem Limited Liability Company Agreement.

     9. Upon the effectiveness of the Release Letters, the liens and security interests on the equity interests in Bluestem and its assets in favor of Guggenheim as agent for the lenders under the Guggenheim Credit Facilities shall be released.

     Our opinions and confirmations set for above are subject to the following additional qualifications and limitations:

     A. The enforceability of the Midstream Services Agreement is subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, assignment for the benefit of creditors and other similar laws affecting the rights and remedies of creditors. This qualification includes, without limitation, the avoidance, fraudulent transfer and preference provisions of the federal Bankruptcy Code of 1978 (11 U.S.C. ss.ss. 101 et. seq.), as amended, and the fraudulent transfer and conveyance laws of the State of Kansas, and we render no opinion that any transaction provided for in the Midstream Services Agreement would not be subject to avoidance or otherwise adversely affected under such provisions or laws.

     B. The enforceability of the Midstream Services Agreement is subject to the effect of principles or equity (including those respecting the availability of specific performance), whether considered in a proceeding at law or in equity, and the limitations imposed by applicable procedural requirements of applicable state or federal law.

     C. The enforceability of the Midstream Services Agreement is subject to the effect of generally applicable rules of law that (i) limit or deny the enforceability of provisions purporting to waive defenses or rights or the obligations of good faith, fair dealing, diligence and reasonableness or (ii) may, where a portion of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the transaction or contract.

     D. We express no opinion as to the enforceability of (i) any contractual provision which either directly or indirectly limits or tends to limit the time in which any suit or action may be instituted by a party and (ii) any contractual provision which requires a party to execute and deliver additional agreements or instruments other than agreements or instruments which are limited in effect to effectuating the express terms of the Midstream Services Agreement and do not extend or modify such terms.

     E. The enforceability of any provision in the Midstream Services Agreement for the payment of costs of collection (including attorney fees) is subject to judicial discretion. Without limiting the generality of the foregoing qualification, any such provision is unenforceable if either (i) a court determines that the amount of collection costs provided for or sought is unreasonable or (ii) the Midstream Services Agreement provides for, or a party seeks to recover, (x) costs incurred by a salaried employee of such party or its assignee or (y) payment of the attorney fees and collection agency fees.

     F. The enforceability of the Midstream Services Agreement in accordance with its terms is subject to the authority of the Kansas Corporation Commission (the "KCC") under applicable Kansas statutes and regulations to review any fee, term or practice being used by a person offering "gas gathering services" in order to determine whether that fee, term or practice is just, reasonable, not unjustly discriminatory and not unjustly preferential. Kan. Stat. Ann. ss. 55-1,104. See also, Kan. Admin. Reg. ss.ss. 82-3-802(b) & (k). As used in those statutory and regulatory provisions, the term "gas gathering services" means the gathering and preparation of natural gas for transportation, whether such services are performed for hire or in connection with the purchase of natural gas for resale. Kan. Stat. Ann. ss. 55-1,101(a)(1).

     G. For purposes of our opinions in opinion paragraphs 6(iii) and 7 above, the reference to "federal law" shall mean the statutory laws, rules and regulations of the United States of America that in our experience are normally applicable to transactions of the type contemplated by the Transaction Documents.

     H. With respect to our opinions in opinion paragraphs 5 and 9 above, each of the Release Letters provides that the release of liens and security interests thereunder shall be effective upon receipt by Guggenheim of (i) fully executed copies of such Release Letter, the Amendment (as defined in such Release Letter) and each of the documents listed on Annex D to such Amendment, and (ii) the payment of all fees in accordance with such Amendment.

     I. In connection with any matters confirmed by us with respect to the existence or absence of facts, conditions or circumstances, the words "to our knowledge", "of which we have knowledge", "known to us", and words of similar import mean that in the course of performing legal services on behalf of QRC or Bluestem, we are without conscious awareness of facts or other information that such confirmed matters are untrue, and in preparing this opinion letter, we have not undertaken any independent verification of such confirmed matters beyond our recollection of legal services currently and previously performed by us for QRC and Bluestem, and have made no investigation or inquiry with QRC, Bluestem or any other persons regarding such confirmed matters except as stated above in this opinion letter. For purposes of the preceding sentence, the terms "to our knowledge", "of which we have knowledge", "known to us" and similar phrases refer to the actual present knowledge of those lawyers of Stinson Morrison Hecker LLP who have devoted substantive attention to the matters relating to the Transaction Documents and the other transactions of QRC and Bluestem occurring on the date hereof, and not to the knowledge of Stinson Morrison Hecker LLP as a firm or its partners or employees generally.

     J. We express no opinion with respect to (i) any federal or state laws, rules or regulations governing the issuance or sale of securities, (ii) any federal or state environmental laws, rules or regulations or (iii) the application of any income tax or other tax laws (federal or state) or any federal or state tax consequences of any of the Transactions.

     K. Our opinions set forth in this opinion letter are based upon the facts in existence and the laws in effect on the date hereof, and we expressly disclaim any obligation to update or supplement our opinions in response to changes in the law becoming effective hereafter or future events or circumstances affecting the Transactions.

     This opinion letter is solely for the benefit of the addressees hereof in connection with the Transactions and may not be relied upon for any other purpose or by any other person for any purpose, without in each instance our prior written consent. We understand that this opinion letter may be included in closing binders with respect to the Transactions.

                          Very truly yours,

                          STINSON MORRISON HECKER LLP

                          /s/ Stinson Morrison Hecker LLP

                                   SCHEDULE I

Opinion Recipients of Opinion Letter of Stinson Morrison Hecker LLP dated December 22, 2006 Re: Quest Midstream Partners, L.P.



Alerian Opportunity Partners IV, LP
c/o Alerian Capital Management
45 Rockefeller Plaza, 20th Floor
New York, New York  10111

Swank MLP Convergence Fund, LP
c/o Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas, Texas 75219

The Cushing MLP Opportunity Fund I, LP
c/o Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas, Texas 75219

The Cushing GP Strategies Fund, LP
c/o Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas, Texas 75219

Swank Investment Partnership, LP
c/o Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas, Texas 75219

Tortoise Capital Resources Corporation
10801 Mastin Blvd., Suite 222
Overland Park, Kansas  66210

Huizenga Opportunity Partners, LP
c/o Huizenga Capital Management
2215 York Road, Suite 500
Oakbrook, Illinois 60523

HCM Energy Holdings, LLC
c/o Huizenga Capital Management
2215 York Road, Suite 500
Oakbrook, Illinois  60523

                                   Annex I.A.
                                   ----------

                               Authority Documents
                               -------------------

(i)    Certificate of Formation of Quest Cherokee;

(ii) Second Amended and Restated Limited Liability Company Agreement of Quest Cherokee, dated as of November 14, 2005;

(iii) Statement of Unanimous Consent of the Sole Manager of Quest Cherokee relating to, among other things, the execution, delivery and performance of the Contribution Agreement by both Quest Cherokee and Bluestem;

(iv)   Certificate of Formation of Bluestem;

(v)    Limited Liability Company Agreement of Bluestem dated December 15, 2003;

(vi) Statement of Unanimous Consent of the Sole Member of Bluestem relating to, among other things, the execution, delivery and performance of the Contribution Agreement by Bluestem;

(vii)  Certificate of Formation of GP;

(viii) Limited Liability Company Agreement of GP dated as of December 13, 2006;

(ix) Statement of Unanimous Consent of the Board of Directors of GP relating to, to, among other things, the execution, delivery and performance of the Midstream Services Agreement and the Omnibus Agreement by both GP and MLP;

(x)    Certificate of Limited Partnership of MLP;

(xi)   Agreement  of Limited  Partnership  of MLP dated as of December 13, 2006;
       and

(xii) Statement of Unanimous Consent of the Sole Member of Bluestem relating to, among other things, the execution, delivery and performance of the Midstream Services Agreement and the Omnibus Agreement by Bluestem.

                                   Annex I.B.
                                   ----------

                          Certificates of Good Standing
                          -----------------------------


Quest Resource Corporation

Certificate of Good Standing as a foreign corporation dated as of December 18, 2006 from the Kansas Secretary of State.

Certificate of Good Standing as a foreign corporation dated as of December 18, 2006 from the Oklahoma Secretary of State.

Bluestem Pipeline, LLC

Certificate of Good Standing as a domestic limited liability company dated as of December 11, 2006 from the Delaware Secretary of State.

Certificate of Good Standing as a foreign limited liability company dated as of December 18, 2006 from the Kansas Secretary of State.

Certificate of Good Standing as a foreign limited liability company dated as of December 18, 2006 from the Oklahoma Secretary of State.

Quest Cherokee, LLC

Certificate of Good Standing as a domestic limited liability company dated as of December 11, 2006 from the Delaware Secretary of State.

Certificate of Good Standing as a foreign limited liability company dated as of December 18, 2006 from the Kansas Secretary of State.

Certificate of Good Standing as a foreign limited liability company dated as of December 18, 2006 from the Oklahoma Secretary of State.

                                    Annex II
                                    --------

                               Material Contracts
                               ------------------


     1. The agreements or other instruments which have been filed as exhibits to the SEC Filings (as defined above in the opinion letter).

     2. Gas Compressor Equipment Master Rental Agreement, dated January 16, 2004, between Universal Compression, Inc. and Bluestem Pipeline, LLC.

     3. Gas Compressor / Production Equipment Master Rental & Servicing Agreement, dated June 24, 2004, between Hanover Compression Limited Partnership and or its affiliate Hanover/Smith Limited Partnership and Bluestem Pipeline, LLC.

     4. Agreement for the Sale and Purchase for the Petrolia - Ft. Scott Pipeline (Lines YC, YBA & DI), dated September 20, 2005, between Southern Star Central Gas Pipeline, Inc. and Bluestem Pipeline, LLC.

                                    EXHIBIT G
                                    ---------

                           Opinion of Schreck Brignone



                                SCHRECK BRIGNONE

                                ATTORNEYS AT LAW

                             300 South Fourth Street
                                   Suite 1200
                             Las Vegas, Nevada 89101
                        (702) 382-2101 Fax (702) 382-8135
                               www.schrecklaw.com



                                December 22, 2006

To the Investors listed on Schedule I hereto



Ladies and Gentlemen:

     We have acted as special Nevada counsel to Quest Resource Corporation, a Nevada corporation (the "Company"), in connection with the execution and delivery of that certain Purchase Agreement, dated as of December 22, 2006 (the "Purchase Agreement"), by and among the Company, Quest Midstream Partners, L.P. ("MLP"), Quest Midstream OP, LLC ("GP"), Alerian Opportunity Partners IV, LP ("Alerian"), Swank MLP Convergence Fund, LP ("Swank MLP Fund"), Swank Investment Partners, LP ("SIP"), The Cushing MLP Opportunity Fund I, LP ("Cushing MLP Fund"), The Cushing OP Strategies Fund, LP ("Cushing OP Fund"), Tortoise Capital Resources Corporation ("Tortoise"), Huizenga Opportunity Partners, LP ("Huizenga") and HCM Energy Holdings, LLC ("HCM", and together with Alerian, Swank MLP Fund, SIP, Cushing MLP Fund, Cushing OP Fund, Tortoise and Huizenga, the "Investors"). This opinion is being issued and delivered to you at the request of the Company pursuant to Section 2.4(b) of the Purchase Amendment. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

     As special Nevada counsel, and for the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following records, documents, instruments and certificates:

          (i)  the Purchase Agreement;

          (ii) the Investors' Rights Agreement;

          (iii) the Contribution Agreement;

          (iv) the Partnership Agreement;

          (v)  the Omnibus Agreement;

          (vi) the Midstream Services Agreement and Gas Dedication Agreement, dated as of the date hereof, but effective December I, 2006, between Bluestem Pipeline, LLC and the Company (the "Midstream Agreement");

SCHRECK BRIGNONE
Attorneys At Law


The Investors listed on Schedule 1 hereto
December 22, 2006
Page 2 of 6


          (vii) the Registration Rights Agreement;

          (viii) the GP Limited Liability Company Agreement;

          (ix) the Articles of Incorporation and Bylaws of the Company, each as amended to date (the "Company Governing Documents");

          (x) such corporate records, proceedings, minutes, consents, actions and resolutions of the Board of Directors and stockholders of the Company as we have deemed necessary or appropriate as a basis for the opinions expressed below including, without limitation, those resolutions of the Board of Directors authorizing the execution, delivery and performance by the Company of the Transaction Documents (as defined below) and the consummation of the transactions contemplated thereby (the "Transactions");

          (xi) the Certificate of Existence with Status in Good Standing issued by the office of the Secretary of State of Nevada as of December 15, 2006, with respect to the good standing in Nevada of the Company on that date; and

          (xii) the certificate of an officer of the Company, of even date herewith, with respect to certain factual matters, and all other certificates of officers of the Company delivered on behalf of the Company in connection with the Transactions (collectively, the "Officer's Certificates").

     The Purchase Agreement, the Investors' Rights Agreement, the Contribution Agreement, the Partnership Agreement, the Omnibus Agreement, the Midstream
Agreement, the Registration Rights Agreement, and the OP Limited Liability Company Agreement are hereinafter referred to collectively as the "Transaction Documents".

     We have not participated in the preparation or negotiation of the Transaction Documents and have not assisted the Company in its activities relative to the Transactions. We have made only such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. We have been furnished with, and with your consent have relied upon, the Officer's Certificates and other certificates and assurances of officers and other representatives of the Company and of public officials as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have relied upon the statements of fact and the representations and warranties as to tactual matters contained in the documents we have examined; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verity the content or veracity thereof or to

SCHRECK BRIGNONE
Attorneys At Law


The Investors listed on Schedule 1 hereto
December 22, 2006
Page 3 of 6


determine the accuracy of any statement, and no inference as to our knowledge of any matters of fact should be drawn from the fact of our representation of the Company.

     Without limiting the generality of the foregoing, in rendering this opinion, we have, with your permission, assumed without independent verification that (i) the statements of fact and all representations and warranties of any party set forth in the Transaction Documents are accurate, true and correct as to factual matters; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents that we examined accurately describe and contain the mutual understanding of the parties and there are no oral or written agreements or understandings, and there is no course of prior dealing between any of the parties, that would in any manner vary or supplement the terms and provisions of the documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; (iv) all documents submitted to us as originals arc authentic, the signatures on such documents are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (v) the obligations of each party set forth in the Transaction Documents are its legal, valid, and binding obligations, enforceable in accordance with their respective terms; (vi) all necessary authorizations, approvals, actions, orders, permits and consents from, and notices to or filings with, any governmental authority in a jurisdiction other than Nevada or any third party in connection with the execution, delivery and performance by each of the parties to the Transaction Documents have been obtained, taken, received or made, and are in full force and effect; and (vii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

     Whenever a statement herein is qualified by the phrase "to our knowledge" or "known to us" or a similar phrase, we have, with your consent, advised you concerning only the conscious awareness of facts in the possession of those attorneys who are currently members of or associated with this firm and who have performed legal services on behalf of the Company in connection with the Transactions, and which knowledge we have recognized as being pertinent to the matters set forth herein.

     As used herein, all references to (i) "Applicable Nevada Law" are references to those statutes, rules and regulations of the State of Nevada as in effect on the day of this opinion, which, in our experience, are customarily applicable both to transactions of the type contemplated by the Transaction Documents and to general business corporations that are not engaged in regulated business activities; (ii) "Nevada Governmental Authorities" are references to the governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Nevada, excluding its political subdivisions and local agencies; and (iii) "Applicable Nevada Orders" are references to any judgments, orders, decrees, writs or

SCHRECK BRIGNONE
Attorneys At Law


The Investors listed on Schedule 1 hereto
December 22, 2006
Page 4 of 6


injunctions issued by any Nevada Governmental Authorities under Applicable Nevada Law known to us, without investigation or inquiry, to be binding upon the Company or to which the Company is subject.

     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect on the Transactions only of the internal corporate laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Nevada. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, including any federal securities laws or regulations, or any state securities or "Blue Sky" laws or regulations.

     Based upon the foregoing, and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Company is duly organized as a corporation, validly existing and in good standing under the Jaws of the State of Nevada, and has the requisite corporate power and authority to own, lease and/or operate its properties and to conduct its business as currently conducted.

     2. The Company has the corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the Transactions. The execution and delivery by the Company of the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by the Company. Each of the Transaction Documents to which the Company is a party have been duly executed and delivered by the Company.

     3. The execution and delivery by the Company, and the performance by the Company of its obligations under, each of the Transaction Documents to which it is a party, and the consummation of the Transactions do not (a) breach or contravene the Company Governing Documents, (b) violate any Applicable Nevada Law, or (c) violate any Applicable Nevada Orders.

     4. No declaration, filing or registration with, or notice to, or consent, approval, authorization or exemption from or of: any Nevada Governmental Authorities is necessary under Applicable Nevada Law for the issuance and sale of the Indicated Units by Issuer or the Indicated Member Interests by GP, or fur the consummation by the Company of the Transactions, other than (i) any required filings or registrations required pursuant to state or federal securities laws, rules or regulations (as to which we express no opinion), or pursuant to

SCHRECK BRIGNONE
Attorneys At Law


The Investors listed on Schedule 1 hereto
December 22, 2006
Page 5 of 6


the rules of any stock exchange in connection with the performance of the terms of the Registration Rights Agreement (as to which we express no opinion), (ii) such consents that have been obtained or made and (iii) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect.

     In our opinion paragraph 1 above, with respect to the description of the properties and business of the Company, we have relied only on the Officer's Certificates and we have conducted no independent investigation nor made any inquiry with respect thereto.

     The opinions expressed herein are based upon the Applicable Nevada Law in effect and the facts in existence as of the date of this letter. In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof, its counsel, or assignees of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any such Applicable Nevada Law or any facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

     This opinion is solely for your benefit, information and use in connection with the closing of the Transactions as required by the Purchase Agreement. This opinion may not be relied upon for any other purpose, or relied upon by, quoted from, or referred, circulated or furnished to, any other person, firm or entity, for any purpose without our prior written consent in each instance.

                                Very truly yours,

                                SCHRECK BRIGNONE

                                /s/ Schreck Brignone

SCHRECK BRIGNONE
Attorneys At Law



                                   SCHEDULE I

                                   INVESTORS

-----------------------------------------
Alerian Opportunity Partners IV, LP
c/o Alerian Capital Management
45 Rockefeller Plaza, 20th Floor
New York, New York 10111

-----------------------------------------
Swank MLP Convergence Fund, LP
c/o Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas. Texas 75219

-----------------------------------------
Swank Investment Partners, LP
c/o Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas, Texas 75219

-----------------------------------------
The Cushing MLP Opportunity Fund I, LP
c/o Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas, Texas 75219

-----------------------------------------
The Cushing OP Strategies Fund, LP
c/o Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas, Texas 75219

-----------------------------------------
Tortoise Capital Resources Corporation
10801 Mastin Blvd., Suite 222
Overland Park, Kansas 66210

-----------------------------------------
Huizenga Opportunity Partners, LP
c/o Huizenga Capital Management
2215 York Road, Suite 500
Oakbrook, Illinois 60523

------------------------------------------
HCM Energy Holdings, LLC
c/o Huizenga Capital Management
2215 York Road, Suite 500
Oakbrook, Illinois 60523

-----------------------------------------

                                    EXHIBIT H
                                    ---------


                   [Attached as Exhibit 10.6 to the Form 8-K filed by Quest Resource Corporation on December 29, 2006]

                                    EXHIBIT I
                                    ---------

                   [Attached as Exhibit 10.3 to the Form 8-K filed by Quest Resource Corporation on December 29, 2006]